Filed Pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-273045 and 333-273045-01

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2025

Preliminary Prospectus Supplement

(To Prospectus dated June 30, 2023)

$

Deere Funding Canada Corporation

$                     % Notes due

Fully and Unconditionally Guaranteed by

Deere & Company

Deere Funding Canada Corporation (the “Issuer”) is offering $            aggregate principal amount of            % Notes due            ,              (the “Notes”). The Issuer is an indirect, wholly owned subsidiary of Deere & Company (the “Guarantor”), and its primary corporate purpose is to obtain financing in public markets to fund the operations of the Guarantor’s affiliated companies in Canada. The Issuer does not engage in any other business activities or operations. Interest on the Notes will be paid semi-annually in arrears on            and            of each year, beginning on            , 2026. The Notes will mature on            ,             . However, the Issuer has the option to redeem all or any portion of the Notes, in whole or in part, at any time and from time to time, at the applicable redemption price described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.” In addition, the Issuer or the Guarantor may redeem the notes in whole, but not in part, at its option, at 100% of the principal amount thereof plus unpaid interest accrued to, but excluding, the redemption date, in the event of certain developments affecting Canada or other applicable taxing jurisdictions as described under the heading “Description of the Notes—Tax Redemption.”

The Notes will rank equally with all of the Issuer’s unsecured and unsubordinated indebtedness. The Notes will be fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by the Guarantor. The Guarantee will be the Guarantor’s senior unsecured obligation and will rank equally in right of payment with all of the Guarantor’s other senior unsecured indebtedness from time to time outstanding.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents Deere & Company files with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, and which are incorporated by reference herein.

	Per Note			Total
Price to Public		%	$
Underwriting Discount		%	$
Proceeds to Deere Funding Canada Corporation(1)%			$

(1)	Plus accrued interest from October , 2025 if settlement occurs after that date.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Notes in book-entry only form will be made on or about October            , 2025 through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	MUFG	RBC Capital Markets	TD Securities

The date of this prospectus supplement is October         , 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any other person to provide you with information or to make any representations other than that or those, as applicable, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may only be accurate on the date such information is given. Our business, financial condition, liquidity, results of operations and prospects may have changed since any such date.

As used in this prospectus supplement, unless otherwise specified or in the context otherwise requires:

•	“Deere,” “we,” “us” or “our” mean Deere & Company, a Delaware corporation, together with its consolidated subsidiaries, including the Issuer;

•	the “Issuer” refers to Deere Funding Canada Corporation, a corporation incorporated under the laws of the Province of Ontario in Canada, and not to any of its subsidiaries or affiliates; and

•	the “Guarantor” refers to Deere & Company and not to any of its subsidiaries or affiliates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Notes or the Guarantee. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed, on the other hand, the information in this prospectus supplement shall control.

Pursuant to Rule 3-10(b) of Regulation S-X, this prospectus does not contain separate financial statements for Deere Funding Canada Corporation since Deere Funding Canada Corporation is an indirect subsidiary of Deere & Company that is 100% owned by Deere & Company, and Deere & Company files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Deere Funding Canada Corporation, which was formed on April 27, 2020, is a “finance subsidiary” of Deere & Company under Rule 3-10(b) with no independent function other than financing activities. Deere & Company will provide a full and unconditional guarantee of Deere Funding Canada Corporation’s obligations under its debt securities, including the Guarantee of the Notes offered hereby, and no other subsidiary of Deere & Company will guarantee these obligations. The financial condition, results of operations and cash flows of Deere Funding Canada Corporation are consolidated into the financial statements of Deere & Company.

Notice to Prospective Investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither Deere nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither Deere nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); or (iii) not a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other documents and/or materials relating to the issue of the Notes offered hereby or any of their contents.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Deere & Company files annual, quarterly and current reports and other information with the SEC. These filings are also available to the public from the SEC’s website at http://www.sec.gov and from the investor relations page of the Deere & Company website at http://www.deere.com. Except for documents specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement or any accompanying prospectus.

The SEC allows Deere & Company to “incorporate by reference” the information it files with the SEC, which means that important information will be disclosed to you by referring to the other information Deere & Company has filed with the SEC. The information that Deere & Company incorporates by reference prior to the termination or completion of this offering is considered a part of this prospectus supplement and the accompanying prospectus. Deere & Company incorporates by reference the documents listed below (except that Deere & Company is not incorporating by reference, in any case, any document or information that is not deemed to be “filed”):

•	Deere & Company’s Annual Report on Form 10-K for the year ended October 27, 2024 (the “Annual Report”) (including information specifically incorporated by reference into the Annual Report from Deere & Company’s definitive proxy statement on Schedule 14A dated January 10, 2025);

•	Deere & Company’s Quarterly Reports on Form 10-Q for the quarters ended January 26, 2025, April 27, 2025 and July 27, 2025; and

•	Deere & Company’s Current Reports on Form 8-K dated November 1, 2024 (Items 5.02 and 9.01), December 3, 2024 (Items 8.01 and 9.01), January 16, 2025 (Items 8.01 and 9.01), February 28, 2025 (Item 5.07), July 7, 2025 (Items 8.01 and 9.01) and September 2, 2025 (Items 5.02 and 9.01).

Deere & Company also incorporates by reference any future filings Deere & Company makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination or completion of this offering (except that Deere & Company is not incorporating by reference, in any case, any document or information that is not deemed to be “filed,” including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items). The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by writing or telephoning us at the following address:

Deere & Company
One John Deere Place
Moline, Illinois 61265
Attn: Corporate Secretary
(309) 748-2674

RISK FACTORS

In evaluating an investment in the Notes, you should carefully consider the following risk factors and the risk factors described under the caption “Risk Factors” in the accompanying prospectus and in Deere & Company’s Annual Report on Form 10-K for the year ended October 27, 2024 and Quarterly Reports on Form 10-Q for the quarters ended January 26, 2025, April 27, 2025 and July 27, 2025, which are incorporated by reference herein.

The Issuer is a finance company and investors should therefore consider the financial condition and liquidity of the Guarantor rather than that of the Issuer.

The primary corporate purpose of the Issuer is to obtain financing in public markets to fund the operations of the Guarantor’s affiliated companies in Canada. As such, the Issuer’s main activity is to borrow funds and lend those funds to the Guarantor and certain of its other subsidiaries and affiliates; the Issuer does not engage in any other business activities or operations. The Issuer’s ability to pay interest, premium, if any, and principal in respect of its borrowings, including the Notes, depends upon the financial condition and liquidity of the Guarantor. Therefore, investors should consider the financial condition and liquidity of the Guarantor rather than that of the Issuer.

An active trading market may not develop or be maintained for the Notes.

The Notes are a new issue of securities with no established trading market. Although the underwriters may make a market for the Notes after this offering is completed, they have no obligation to do so and may discontinue making a market in the Notes at any time without notice. The Issuer has not listed and does not intend to apply for listing of the Notes on any securities exchange.

The liquidity of any market for the Notes that may develop will depend on a number of factors, including prevailing interest rates, our financial condition, liquidity and operating results, the number of holders of the Notes, the market for similar securities and the interest of securities dealers in making a market in such Notes. There can be no assurance that a trading market for the Notes will develop or, if developed, that it will continue, or as to the liquidity of any trading market for the Notes that may develop or as to the price you may receive should you wish to resell any Notes you acquire in this offering.

Redemption of the Notes prior to their maturity may adversely affect your return on the Notes.

The Issuer has the right to redeem some or all of the Notes prior to maturity at the applicable redemption price, as described under “Description of the Notes—Optional Redemption.” Additionally, the Issuer or the Guarantor may redeem all of the Notes prior to maturity at 100% of the principal amount thereof plus unpaid interest accrued to, but excluding, the redemption date in the event of certain developments affecting Canada or other applicable taxing jurisdictions as described under “Description of the Notes—Tax Redemption.” Consequently, the Issuer or the Guarantor may choose to redeem some or all of the Notes at its option, or all of the Notes in connection with a tax redemption, prior to maturity when prevailing interest rates are lower than the effective interest rate on your Notes. Accordingly, you may not realize your expected return on such Notes and may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return as the return you would have earned on your Notes if they had not been redeemed and that has a similar level of risk.

Possible treatment of the Notes as issued by the Guarantor

Although we intend to take the position (and the discussion in “Material United States Federal Income Tax Considerations” assumes) that the Notes are issued by the Issuer and not by the Guarantor for U.S. federal income tax purposes, the Internal Revenue Service (the “IRS”) could assert that, under principles similar to those applied in Plantation Patterns, Inc. v. Commissioner and related authorities, the Notes should be treated for U.S. federal income tax purposes as having been issued by the Guarantor. If the IRS were successful in such a challenge, the U.S. federal income tax consequences to holders of the Notes could differ materially from those described under “Material United States Federal Income Tax Considerations.” There can be no assurance that the IRS or a court would not sustain such an alternative characterization. Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign tax consequences of investing in the Notes, including the risk that the IRS could assert a treatment different from that described herein.

USE OF PROCEEDS

The aggregate net proceeds to the Issuer from the sale of the Notes will be approximately $            after deducting the underwriting discount and estimated offering expenses. The Issuer intends to use the net proceeds from the sale of the Notes for general corporate purposes and will advance at least 85% of such proceeds to the Guarantor or a company controlled by the Guarantor as soon as practicable but in any event not more than six months after receipt of such proceeds.

DESCRIPTION OF THE NOTES

The Notes and the Guarantee will be issued under the Indenture, dated as of June 15, 2020 (the “Indenture”), among Deere Funding Canada Corporation, as Issuer of the Notes (the “Issuer”), Deere & Company, as Guarantor of the Notes (the “Guarantor”), and The Bank of New York Mellon, as Trustee. Information about the Indenture and the general terms and provisions of the Notes and the Guarantee are in the accompanying prospectus under “Description of Debt Securities.” As used in this section, references to “we,” “us” and “our” mean Deere Funding Canada Corporation.

The Notes will constitute a separate series of senior debt securities under the Indenture. We will initially issue a total of $       principal amount of the Notes. The Notes will be fully and unconditionally guaranteed under a Guarantee by Deere & Company of the payment of principal of, and premium, if any, and interest on, and “additional amounts” with respect to, the Notes when due, whether at maturity or otherwise. For a discussion of the payment of “additional amounts,” please see “—Payment of Additional Amounts with Respect to the Notes” below. Under the terms of the full and unconditional Guarantee, holders of the Notes will not be required to exercise their remedies against the Issuer before they proceed directly against Guarantor.

We may, without giving notice or seeking consent of Noteholders, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the Notes and the Guarantor will issue a Guarantee of such additional debt securities. Any such additional debt securities and the Notes will constitute a single series of debt securities under the Indenture, including for the purposes of voting and redemptions, provided that such additional debt securities are fungible with the Notes for U.S. federal income tax purposes. No additional debt securities may be issued under the Indenture if an event of default has occurred and is continuing with respect to the Notes.

In the accompanying prospectus, there is a section called “Description of Debt Securities—Provisions Applicable to Both Indentures—Defeasance.” This section has provisions on the defeasance and covenant defeasance of securities issued under the Indenture. These provisions will apply to the Notes.

The Notes will be issued only in book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by one or more fully registered global securities (the “Global Securities”) deposited with the Trustee as custodian for, and registered in the name of the nominee of, DTC, as depositary. Beneficial interests in book-entry Notes will be shown on, and transfers of the Notes will be made only through, records maintained by DTC and its participants (including Clearstream Banking S.A. and Euroclear Bank SA/NV). See “Book-Entry, Delivery and Form” below and “Description of Debt Securities—Provisions Applicable to Both Indentures—Global Securities” in the accompanying prospectus.

Payment of Principal and Interest

The Notes will mature on          ,          . However, the Notes will be subject to redemption as described below under “—Optional Redemption” and “—Tax Redemption.”

The interest rate on the Notes will be     % per annum. We will pay interest on the Notes semi-annually in arrears on          and          of each year, beginning          , 2026. Interest on the Notes will accrue from October          , 2025, or from the most recent interest payment date to which interest has been paid or duly provided for until the principal of such Notes has been paid or made available for payment. We will pay interest on the Notes computed on the basis of a 360-day year of twelve 30-day months.

We will pay interest on the Notes on any interest payment date to the persons in whose names the Notes are registered at the close of business on the fifteenth day (whether or not a business day) preceding that particular interest payment date. At maturity or earlier redemption (as applicable), we will also pay the principal of the Notes upon presentation to the Trustee.

If an interest payment date or the scheduled maturity date or any date of earlier redemption of the Notes is not a “business day,” we will pay interest, premium, if any, and/or principal, as the case may be, on the next succeeding business day, but will not pay additional interest in respect of such delay. The term “business day” means any day other than a Saturday or Sunday or a day on which applicable law or regulation authorizes or requires banking institutions in The City of New York to close.

Optional Redemption

Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus % ( basis points), less (b) interest, if any, accrued and unpaid to, but excluding, the date of redemption; and

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, on the principal amount of the Notes to, but excluding, such redemption date.

On or after the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the holders thereof as of the close of business on the relevant record date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 days but not more than 45 days before the redemption date to each holder of Notes to be redeemed.

If we have given notice of redemption and have made funds available on the redemption date referred to in the notice for the redemption, the Notes called for redemption will cease to bear interest on the redemption date and the holders of those Notes from and after the redemption date will be entitled to receive only the payment of the redemption price upon surrender of those Notes in accordance with the notice.

In the case of a partial redemption of the Notes, no Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of such Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of such Note will be issued by us in the name of the holder of such Note upon surrender for cancellation of the original Note and the Guarantor will issue a Guarantee of such new Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis, and any certificated Notes will be redeemed by lot.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

We will notify the Trustee at least five business days prior to giving notice of redemption, or a shorter period as may be satisfactory to the Trustee, of the aggregate principal amount of such Notes to be redeemed and their redemption date.

As used in this prospectus supplement:

“Par Call Date” means          ,           (the date that is      months prior to the maturity of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price, or of any component thereof, or for determining whether manifest error has occurred.

Payment of Additional Amounts with Respect to the Notes

All amounts of principal of, and premium, if any, and interest on the Notes will be paid by us without deduction or withholding for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed by or levied by or on behalf of the government of Canada (or, in the case of a successor to us, of the jurisdiction in which such successor is organized) or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Canada (or such successor person’s jurisdiction). If deduction or withholding of any of these charges is required by Canada, or by a jurisdiction in which a successor to us is organized, we will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:

•	the amount of any tax, duty, assessment or other governmental charge imposed by United States or any political subdivision or taxing authority thereof or therein;

•	the amount of any tax, duty, assessment or other governmental charge which would not have been imposed but for:

•	the existence of any present or former connection between the holder, beneficial owner or a third party on behalf of a holder or beneficial owner, by reason of its (or between a fiduciary, settlor, beneficiary member, shareholder or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) having some present or former connection with Canada (or, in the case of a successor to us, of the jurisdiction in which such successor is organized) (including being or having been a citizen or resident of Canada (or such successor’s jurisdiction) or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein) other than the mere holding or ownership of the applicable Note; or

•	the holder presented its Note for payment more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

•	the amount of any tax, duty, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on the principal of, or any premium or interest on, the Notes;

•	any amount of any tax, duty, assessment or other charge required to be withheld by a paying agent from a payment on a Note, if such payment can be made without such withholding by any other paying agent;

•	any amount of any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of a Note with a request of the Issuer or the Guarantor addressed to the holder to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or other similar claim or satisfy any information or reporting requirement if such compliance is required or imposed by statute, treaty, regulation or administrative practice of Canada or the United States as a precondition to exemption from all or part of such tax, duty, assessment or other charge;

•	any withholding or deduction which has been imposed on a payment to a holder or a beneficial owner of a Note and is required to be made pursuant to the laws of Canada (or a political subdivision thereof) in effect on the date the Notes were originally issued by the Issuer;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge; or

•	any combination of the taxes, duties, assessments or other governmental charges described above.

Furthermore, additional amounts shall not be paid with respect to any payment in respect of any Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision or taxing authority thereof or therein) (or in the case of a successor person to us of the jurisdiction in which such successor person is organized or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such Note.

Tax Redemption

The Issuer or the Guarantor may redeem the Notes at its option, in whole but not in part at any time, at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if:

•	the Issuer or the Guarantor would be required to pay additional amounts, as a result of any change in the tax laws of Canada or any jurisdiction in which a successor to the Issuer is organized (or any political subdivision or taxing authority thereof or therein), that becomes effective on or after the date the Notes were originally issued by the Issuer, as explained above under “Payment of Additional Amounts with Respect to the Notes,” or

•	as a result of any change in any treaty affecting taxation to which Canada, or any jurisdiction in which a successor to us is organized (or any political subdivision or taxing authority thereof or therein), is a party that becomes effective on or after a date on which the Guarantor or a subsidiary thereof borrows money from the Issuer, the Guarantor or such subsidiary would be required to deduct or withhold tax on any payment to the Issuer to enable it to make any payment of principal, premium, if any, or interest.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on such interest payment date to the holders thereof as of the close of business on the relevant record date.

In no event may we redeem any Notes if the Issuer or the Guarantor can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to the Issuer or the Guarantor.

Ranking

The Notes will be unsecured and will rank equally and pari passu with all of our other unsecured and unsubordinated indebtedness. The Guarantee will be unsecured and will rank equally and pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

Certain Covenants

Certain covenants in the Indenture limit the ability of the Guarantor and the ability of certain subsidiaries of the Guarantor to create or permit to exist certain mortgages and other liens, and enter into certain sale and leaseback transactions. For a description of these covenants, please see “Description of Debt Securities—Limitation on Liens” and “Description of Debt Securities—Limitation on Sale and Lease-Back Transactions” in the accompanying prospectus.

Governing Law

The Indenture, the Notes and the Guarantee are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles of such state other than New York General Obligations Law Section 5-1401.

Book-Entry, Delivery and Form

The Notes will be issued in book-entry form only. In order to own a beneficial interest in a Note, you must be an institution that has an account with DTC or have an account with an institution, such as a brokerage firm, that has an account with DTC. This means that we will not issue actual Notes or certificates to each beneficial owner. Instead, we will issue one or more Global Securities representing Notes and such Global Security or Securities will be held by or on behalf of DTC or its nominee. The beneficial ownership interest of each actual purchaser of Notes in book-entry form represented by a Global Security will be recorded on the records of direct participants and indirect participants, including the records of Clearstream Banking S.A. and Euroclear Bank SA/NV. For a more complete description of book-entry debt securities, see “Description of Debt Securities—Provisions Applicable to Both Indentures—Global Securities” in the accompanying prospectus.

Payments of principal of and premium, if any, and interest on the Notes represented by a Global Security will be made in same-day funds to DTC in accordance with arrangements then in effect between the Trustee and DTC.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Tax Act”) to a holder who acquires, as beneficial owner, Notes pursuant to this offering. This summary is applicable to such a holder who, at all relevant times, for purposes of the application of the Tax Act: (i) is not resident and is not deemed to be resident in Canada; (ii) deals at arm’s length, and is not affiliated with, the Issuer and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the Note; (iii) holds Notes as capital property; (iv) is entitled to receive all payments (including any interest and principal) on the Notes as beneficial owner; (v) is not a “specified non-resident shareholder” of the Issuer for purposes of the Tax Act or a non-resident person not dealing at arm’s length with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Issuer; (vi) does not use or hold and is not deemed to use or hold the Notes in or in the course of carrying on a business in Canada; (vii) is not an insurer that carries on an insurance business in Canada and elsewhere; and (viii) is not an “authorized foreign bank” for purposes of the Tax Act (a “Non-Resident Holder”).

This summary does not address the possible application of the hybrid mismatch rules contained in the Tax Act to a Non-Resident Holder (i) that disposes of a Note to an entity resident (or deemed to be resident) in Canada in respect of which the Non-Resident Holder is a “specified entity” (as defined in the Tax Act for purposes of such rules), (ii) that acquires, holds or disposes of a Note under, or in connection with, a “structured arrangement” (as defined in the Tax Act for purposes of such rules), or (iii) in respect of which the Issuer is a “specified entity.” Such Non- Resident Holders should consult their own tax advisers.

Generally, the Notes will be considered capital property to a Non-Resident Holder provided the Non-Resident Holder does not acquire or hold such Notes in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”) and assumes that all Proposed Tax Amendments will be enacted in the form proposed. No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in Notes should consult their own tax advisors with respect to their own particular circumstances.

Amounts which are, or are deemed to be, interest for purposes of the Tax Act paid or credited by the Issuer on the Notes to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax and no Canadian non-resident withholding tax will apply to the proceeds received by a Non-Resident Holder on a disposition of a Note, including a redemption, payment on maturity or repurchase.

No other tax on income or gains under the Tax Act will be payable by a Non-Resident Holder on interest, principal or premium on a Note or on the proceeds received by a Non-Resident Holder on the disposition of a Note, including a redemption, payment on maturity or repurchase.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary deals only with beneficial owners of the Notes that purchase the Notes in this offering at the applicable initial offering price set forth on the cover of this prospectus supplement and that will hold the Notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities or arrangements for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in securities or currencies, “expatriated entities” subject to section 7874 of the Code, certain former citizens or residents of the United States subject to section 877 of the Code, taxpayers subject to the alternative minimum tax, persons subject to special tax accounting rules as a result of gross income with respect to the Notes being taken into account in an applicable financial statement, and persons subject to the base erosion and anti-abuse tax. This summary also does not discuss the Notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar. Moreover, the effects of any applicable United States federal estate or gift, state, local or non-United States tax laws and any tax arising under section 1411 of the Code (the “Medicare” tax on certain investment income) are not discussed.

In the case of a beneficial owner of the Notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the Notes to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding the Notes, then you should consult your own tax advisors.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of the Notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the United States federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

The discussion below assumes that any original issue discount (“OID”) on the Notes (that is, any excess of the principal amount of the Notes over their issue price), is either zero or de minimis (less than ¼% of their principal amount multiplied by the maturity of the Notes), all within the meaning of the OID Treasury regulations. If these conditions are not satisfied with respect to the Notes and as a result the Notes are treated as having been issued with OID, a holder would be required to include OID in income as interest over the term of the Note under a constant yield method. Even if a Note has only de minimis OID, the holder must include such OID in income proportionately as principal payments are made on such Note.

For federal income tax purposes, we intend to take the position (and this discussion assumes) that the Notes are issued by the Issuer and not by the Guarantor. However, this position is not free from doubt and could be challenged by the IRS under principles similar to those applied in Plantation Patterns, Inc. v. Commissioner and related authorities. If the Notes were treated for U.S. federal income tax purposes as having been issued by the Guarantor, the U.S. federal income tax consequences to holders of the Notes could differ materially from those described herein. There can be no assurance that the IRS or a court would not sustain such an alternative characterization. Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign tax consequences of investing in the Notes, including the risk that the IRS could assert a treatment different from that described herein.

Effect of Certain Contingencies

In certain circumstances, we may be required to pay amounts on the Notes in addition to or at different times than the scheduled payments of stated principal and interest (e.g., in the circumstances described under “Description of the Notes—Optional Redemption”). These potential payments may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” One or more contingencies will not cause the Notes to be treated as contingent payment debt instruments if, as of the issue date of the Notes, such contingencies, in the aggregate, are considered remote or incidental. Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such additional amounts does not result in any series of the Notes being treated as contingent payment debt instruments under applicable Treasury regulations. This position is based on our determination that, as of the issue date of the Notes, the possibility that additional amounts will have to be paid is a remote or incidental contingency within the meaning of applicable Treasury regulations.

Our determination that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the taxable year during which it acquires the Notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, then the Notes may be treated as contingent payment debt instruments. In that case, regardless of a holder’s regular method of accounting for United States federal income tax purposes, a holder subject to United States federal income taxation may be required to accrue ordinary interest income on the Notes at a rate in excess of the stated interest rate, and to treat any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the Notes as ordinary income rather than capital gain. Holders of the Notes should consult their own tax advisors regarding the tax consequences of the Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments for United States federal income tax purposes.

United States Holders

The term “United States Holder” means a beneficial owner of a Note that is, for United States federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

Payment of stated interest

Stated interest on a Note generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the holder’s method of accounting for United States federal income tax purposes.

Foreign Tax Credit

Stated interest income (including any additional amounts) on a Note generally will constitute foreign source income and generally will be considered “passive category income” in computing the foreign tax credit allowable to United States Holders under U.S. federal income tax laws. There are significant limitations on a United States Holder's ability to claim foreign tax credits. The rules governing the calculation of foreign tax credits are complex and depend on a United States Holder's particular circumstances. United States Holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes.

Sale, exchange, redemption, retirement or other taxable disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a United States Holder generally will recognize gain or loss equal to the difference between (i) the amount realized upon the disposition and (ii) the holder’s adjusted tax basis in the Note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the Note (less any portion allocable to any accrued and unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed). A United States Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to such holder. This gain or loss generally will be U.S. source capital gain or loss, and will be long-term capital gain or loss if the United States Holder has held the Note for more than one year. In general, long-term capital gains of a non-corporate United States Holder are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. United States Holders should consult their own tax advisors as to the deductibility of capital losses in their particular circumstances.

Information reporting and backup withholding tax

In general, we must report certain information to the IRS with respect to payments to certain non-corporate United States Holders of principal, premium, if any, and interest on a Note, and payments of the proceeds of the sale or other disposition of a Note to certain United States Holders. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24 percent, if (i) the payee fails to furnish a correct taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding tax, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in section 3406(c) of the Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a United States Holder will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-United States Holders

The term “non-United States Holder” means a beneficial owner of a Note that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

The following discussion applies only to non-United States Holders, and assumes that no item of income, gain, deduction or loss derived by the non-United States Holder in respect of the Notes at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain non-United States Holders, such as:

•	certain former citizens or residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	corporations that accumulate earnings to avoid United States federal income tax;

•	investors in pass-through entities that are subject to special treatment under the Code; and

•	non-United States Holders that are engaged in the conduct of a United States trade or business.

Payment of interest

Subject to the discussions on backup withholding tax and FATCA below, interest paid on a Note by us or any paying agent to a non-United States Holder will be exempt from United States income and United States withholding tax.

Sale, exchange, redemption, retirement or other disposition of the Notes

Subject to the discussions on backup withholding tax below, a non-United States Holder generally will not be subject to United States federal income tax or United States withholding tax on any gain realized on a sale, exchange, redemption, retirement or other disposition of a Note (other than any amount representing accrued but unpaid interest on the Note, which is subject to the rules discussed above under “Non-United States Holders—Payment of interest”) unless the non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. If a non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange, redemption, retirement or other disposition of a Note, and certain other requirements are met, then such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such realized gain, which may be offset by certain United States-source capital losses.

Information reporting and backup withholding tax

Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing a properly completed IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from the disposition of, a Note, unless we or our paying agent know or have reason to know that the holder is a United States person.

Information reporting and backup withholding may apply to the proceeds of a sale of Notes made within the United States or conducted through certain U.S. related financial intermediaries, unless the payor receives the statement described above or the non-United States Holder otherwise establishes an exemption. United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules may be allowed as a refund or a credit against the non-United States Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns also may be made available to the tax authorities in the country in which a non-Untied States Holder is a resident under the provisions of an applicable income tax treaty or agreement.

FATCA

Under FATCA, certain foreign financial institutions (each an “FFI”), as that term (or its equivalent) is defined under an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) or, in the absence of an IGA, under FATCA generally, including entities such as foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles (regardless of their size), must comply with due diligence, withholding and reporting rules with respect to their owners, account holders and investors or else bear a 30% withholding tax on certain U.S. source payments made to them. Regardless of whether an FFI is acting as the beneficial owner or as an intermediary with respect to the withholdable payment, the FATCA withholding tax generally will be imposed on withholdable payments, subject to certain exceptions, unless the FFI (i) has entered into (or is otherwise subject to) and is complying with an agreement with the IRS (an “FFI Agreement”) or (ii) is required by and is in compliance with applicable foreign law enacted in connection with an IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of U.S. source payments made to a foreign entity that is not an FFI, the FATCA withholding tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” United States owners, identifies its “substantial” United States owners or is otherwise exempt from FATCA. In certain cases, a “substantial” United States owner can mean an owner of any interest in the foreign entity. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any FFI Agreements, any IGAs entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or generally accepted practices adopted pursuant to any such IGA, and any amendments made to any of the foregoing after the date hereof.

Generally, if a foreign entity subject to FATCA does not comply with applicable FATCA diligence and reporting requirements or otherwise provide the withholding agent with the proper certification, “withholdable payments” made to such foreign entity will be subject to a 30% withholding tax. For this purpose, withholdable payments are generally U.S.-source payments, such as interest payments on the Notes. Under proposed regulations, FATCA withholding tax on the gross proceeds from the sale of certain equity or debt instruments (including the Notes) of U.S. issuers, scheduled to take effect beginning January 1, 2019, has been repealed. In the preamble to the proposed regulations, the IRS provided that taxpayers may rely upon this repeal until the issuance of final regulations. Subject to the foregoing, FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain).

Holders of the Notes should consult their own tax advisors regarding the application of FATCA to their investment in the Notes.

Certain General Tax Considerations - Payments by a Guarantor

If a Guarantor makes any payment in respect of the Notes, it is possible that such payments may be subject to withholding tax at applicable rates, subject to such relief as may be available under the provisions of any applicable double taxation treaty, or to any other exemption that may apply. It is not certain that such payments by the Guarantor will be eligible for such exemptions.

ENFORCEMENT OF CIVIL LIABILITIES

The Issuer is a Canadian company governed by the laws of the Province of Ontario. Certain directors and officers of the Issuer are residents of Canada or other jurisdictions outside the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult for investors to serve process on the Issuer or such persons within the United States or to enforce against them judgments of U.S. courts predicated upon the civil liability provisions of U.S. federal securities laws. Judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Canadian courts.

As a result, there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Canadian courts, and there can be no assurance as to whether Canadian courts would enter judgments in original actions brought in Canadian courts based solely upon the civil liability provisions of the federal securities laws of the United States. For example, Canadian courts would not recognize or enforce judgments against us, our directors and officers to the extent that the judgment is a direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law if its application would be contrary to public policy under Ontario law. In addition, Canadian courts may apply the laws of the Province of Ontario and the federal laws of Canada applicable therein that would be characterized as procedural and will not apply any New York law that would be characterized as procedural under such laws.

UNDERWRITING

Under the terms and subject to the conditions contained in a terms agreement and related underwriting agreement basic provisions (collectively, the “underwriting agreement”), the Issuer has agreed to sell to the underwriters named below, for whom Goldman Sachs & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC are acting as representatives, and the underwriters have severally and not jointly agreed to purchase, the following principal amount of the Notes:

Underwriter		Principal Amount of the Notes
Goldman Sachs & Co. LLC	$
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
TD Securities (USA) LLC
Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Notes may be terminated.

The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect thereof.

The underwriters propose to offer the Notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members less a concession of            % of the principal amount of the Notes. The underwriters and selling group members may allow a discount of            % of the principal amount of the Notes on sales to other broker-dealers.

After the initial public offering, the public offering price, concession and discount to broker-dealers may be changed by the representatives.

The following table shows the underwriting discount that the Issuer will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes:

Paid by Deere Funding Canada Corporation
Per Note		%
Total	$

The Issuer estimates that its out-of-pocket expenses, not including the underwriting discount, for the offering of the Notes will be approximately $            million.

The Notes are a new issue of securities with no established trading market. One or more of the underwriters may make a secondary market for the Notes after the completion of this offering. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to the development, maintenance or liquidity of any trading market for the Notes.

The representatives, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales by the underwriters of the Notes in excess of the principal amount of such Notes referred to on the cover page of this prospectus supplement, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specific maximum.

•	Syndicate covering transactions involve purchases of the Notes in the open market after the distribution of those Notes has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of such Notes in the open market after pricing that could adversely affect investors who purchase in this offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when Notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of such Notes. As a result, the price of such Notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Delayed Settlement

The Issuer expects that the delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the            business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the Notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates and to persons and entities with relationships with us and our affiliates, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters or their affiliates are lenders under our credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or those of our affiliates and/or persons and entities with relationships with us and our affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not an EEA Qualified Investor; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

The Notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(iii)	not a UK Qualified Investor; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Deere.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”) and, accordingly, the Notes have not been offered or sold, directly or indirectly, and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of any Japanese Person or to, or for the account or benefit of others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA)(an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities and securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Notes except:

(i)	to an Institutional Investor, an Accredited Investor or a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law; or

(iv)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the agents from time to time.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Korea

The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act. Accordingly, the Notes may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as such term is defined under the Foreign Exchange Transaction Law of Korea and its Enforcement Decree), except as otherwise permitted under applicable Korean laws and regulations.

United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL OPINIONS

The validity of the Notes will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois with respect to U.S. legal matters, and by Borden Ladner Gervais LLP, special Canadian counsel, with respect to Canadian legal matters. Sidley Austin LLP, New York, New York will act as counsel to the underwriters in this offering.

PROSPECTUS

Deere & Company

Deere Funding Canada Corporation

Debt Securities of Deere & Company

Guaranteed Debt Securities of Deere Funding Canada Corporation

Warrants to Purchase Debt Securities of Deere & Company

Preferred Stock of Deere & Company

Depositary Shares of Deere & Company

Common Stock of Deere & Company

Warrants to Purchase Common Stock of Deere & Company

Currency Warrants of Deere & Company

Indexed and Other Warrants of Deere & Company

Stock Purchase Contracts of Deere & Company

Stock Purchase Units of Deere & Company

We will provide the specific terms of these securities in supplements or term sheets to this prospectus. You should read this prospectus, the prospectus supplements and the term sheets carefully before you invest.

We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement or a term sheet.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

The common stock of Deere & Company is listed on the New York Stock Exchange under the symbol “DE.” Otherwise, these securities will not be listed on any securities exchange unless otherwise specified in the applicable prospectus supplement.

Investment in the securities involves certain risks. See “Risk Factors” beginning on page 1 of this prospectus and described in any documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2023.

TABLE OF CONTENTS

Prospectus

RISK FACTORS

Your investment in the securities is subject to certain risks, especially if the securities involve in some way a foreign currency. This prospectus does not describe all of the risks of an investment in the securities, whether arising because the securities are payable in a currency other than U.S. dollars or because the return on the securities is linked to one or more interest rates or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the securities and the suitability of your investment in the securities in light of your particular circumstances. Foreign currency securities or currency indexed securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Non-U.S. residents should consult their own legal and financial advisors with regard to these matters. You should also consider carefully the matters described below, as well as the other factors described in Deere & Company’s Safe Harbor Statements and under “Risk Factors” included or incorporated by reference in its most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and subsequent current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). In this prospectus, unless the context otherwise requires, we will use the terms “we,” “our,” “ourselves” and “us” to mean each of Deere & Company and Deere Funding Canada Corporation, as applicable, as issuers of the securities described herein.

Exchange rates and exchange controls may adversely affect your foreign currency securities or currency indexed securities.

If you invest in foreign currency securities or currency indexed securities, there will be significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment or indexed currency and the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and this volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of your foreign currency securities or currency indexed securities, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your securities and, generally, in the U.S. dollar-equivalent market value of your securities. The currency risks with respect to your foreign currency securities or currency indexed securities may be further described in the applicable prospectus supplement or term sheet.

Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies.

Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency securities or currency indexed securities for U.S. dollar based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the foreign currency securities or currency indexed securities if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments affecting the U.S. dollar or any applicable currency occur.

The paying agent will make all calculations relating to your foreign currency securities or currency indexed securities. All of these determinations will, in the absence of clear error, be binding on holders of the securities.

Any prospectus supplement or term sheet relating to securities with an applicable currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

There may be risks associated with foreign currency judgments.

The indentures and the securities referred to in this prospectus will be, except to the extent described in a prospectus supplement or term sheet, governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation payable in a currency other than U.S. dollars may be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether, in granting a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency securities would bear the risk of exchange rate fluctuations between the time the amount of judgment is calculated and the time the foreign currency was converted into U.S. dollars and paid to the holders.

You should consult your own financial and legal advisors as to the risks entailed by an investment in foreign currency securities. These securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Securities indexed to interest rate, currency or other indices or formulas may have risks not associated with a conventional debt security.

If you invest in securities indexed to one or more interest rates, currencies or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the securities contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Credit ratings may not reflect all risks of an investment in the securities.

The credit ratings on the debt securities may not reflect the potential impact of all risks related to structure and other factors on the value of those securities.

In addition, actual or anticipated changes in our credit ratings or outlook will generally affect the market value of the debt securities. Our credit ratings are an assessment of our ability to pay our obligations. Our credit ratings, however, may not reflect the effects on the market value of the debt securities of the risks discussed above relating to market and other factors and whether a trading market for your debt securities will ever develop, or if one develops, be maintained or be liquid.

For additional information about Deere & Company’s credit ratings, see Deere & Company’s most recent annual report on Form 10-K and subsequent quarterly and current reports on Form 10-Q and 8-K, respectively, filed with the SEC.

Reform of EURIBOR and other “Benchmarks” may adversely impact the debt securities.

The Euro Interbank Offered Rate (“EURIBOR”), and other rates or indices which are deemed to be “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or to disappear entirely, or to have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any debt securities linked to such a “benchmark,” and could, among other things, reduce the payments on those debt securities. Uncertainty as to the nature of potential changes, alternative reference rates or spread adjustments or other reforms may adversely affect the trading market for any debt securities to be issued by Deere & Company or guaranteed debt securities to be issued by Deere Funding Canada Corporation (collectively, the “Notes”).

The Secured Overnight Financing Rate published by the New York Federal Reserve has a limited history, and the future performance of the Secured Overnight Financing Rate cannot be predicted based on its historical performance.

You should note that publication of the Secured Overnight Financing Rate (as defined below) (“SOFR”) began on April 3, 2018 and it therefore has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. The level of SOFR during the term of any Notes with an interest rate that is related to SOFR (such Notes, “SOFR Notes”) may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some prepublication historical information has been released by the New York Federal Reserve (as defined below), analysis of such information inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or any SOFR Notes may be inferred from any of the historical simulations or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the future performance of SOFR or any SOFR Notes. Changes in the levels of SOFR will affect the calculation of Compounded SOFR (as described in “Description of Debt Securities—Secured Overnight Financing Rate Notes”) and, therefore, the return on any SOFR Notes and the trading price of such Notes, but it is impossible to predict whether such levels will rise or fall.

Any failure of SOFR to gain market acceptance could adversely affect any SOFR Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (repo) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on SOFR Notes and the price at which you can sell such Notes.

The interest rate on SOFR Notes may be based on Compounded SOFR, which is relatively new in the marketplace.

For each quarterly period from, and including, an Interest Payment Date (or, in the case of the first Interest Period, the Date of Issue) to, but excluding, the next Interest Payment Date (or, in the case of the final Interest Period, the Maturity Date) (each such period, an “Interest Period”), the interest rate on any SOFR Notes may be based on Compounded SOFR, which is calculated according to the specific formula described under “Description of Debt Securities—Secured Overnight Financing Rate Notes” and not by using SOFR published on, or in respect of, a particular date during such Interest Period or an arithmetic average of SOFRs during such period. For this and other reasons, the interest rate on SOFR Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to SOFR will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such SOFR Notes on the Interest Payment Date for such Interest Period.

In addition, a more limited market precedent exists for securities that use SOFR as the interest rate, and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for Compounded SOFR used in SOFR Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in any such Notes before deciding to make an investment in such Notes. If the market adopts a different calculation method than used in such Notes, that could adversely affect the market value of such Notes.

The total amount of interest payable on Compounded SOFR Notes with respect to a particular Interest Period will only be capable of being determined near the end of the relevant Interest Period.

Compounded SOFR applicable to a particular Interest Period and, therefore, the total amount of interest payable with respect to such Interest Period will be determined on the Interest Determination Date (as described herein) for such Interest Period. Because each such date is near the end of such Interest Period, you will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related Interest Payment Date, and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade SOFR Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such Notes.

The composition and characteristics of SOFR may be more volatile and are not the same as those of LIBOR. There is no guarantee that the Secured Overnight Financing Rate is a comparable substitute for LIBOR.

In June 2017, the New York Federal Reserve’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to U.S. dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of LIBOR. The Secured Overnight Financing Rate is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR represents interbank funding over different maturities. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began on April 3, 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. The return on and value of any SOFR Notes may fluctuate more than floating rate securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The New York Federal Reserve has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the New York Federal Reserve will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the SOFR Notes. For additional information regarding SOFR, see “Description of Debt Securities—Secured Overnight Financing Rate” below.

The secondary trading market for SOFR Notes may be limited.

SOFR Notes will not have an established trading market when issued. Since SOFR is a relatively new market rate, an established trading market may never develop or may not be very liquid. Market terms for debt securities that are linked to SOFR may evolve over time and, as a result, trading prices of any SOFR Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in debt securities that are similar to SOFR Notes, the trading price of such Notes may be lower than that of debt securities that are linked to rates that are more widely used. Investors in such Notes may not be able to sell their Notes at all or may not be able to sell their Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such Notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable Interest Period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

The New York Federal Reserve, as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the Notes, which may adversely affect the trading prices of the Notes. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on the Notes as further described under “Description of Debt Securities—Secured Overnight Financing Rate Notes” will apply). The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.

SOFR Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of such Notes.

If the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on SOFR Notes and the trading prices of such Notes. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR data in its sole discretion and without notice and such modifications or amendments will apply to future determinations of the interest rate for such Notes. With respect to any SOFR Notes, the interest rate for any Interest Period may not be adjusted for any modifications or amendments to SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

If SOFR is discontinued, SOFR Notes will bear interest by reference to a different base rate with, potentially, a spread adjustment, which could adversely affect the value of such Notes, the return on such Notes and the price at which you can sell such Notes; there is no guarantee that any replacement base rate will be a comparable substitute for SOFR.

Under certain circumstances, the interest rate on SOFR Notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different Benchmark than SOFR plus a spread adjustment, which is referred to as a “Benchmark Replacement” and a “Benchmark Replacement Adjustment,” respectively.

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (1) the Relevant Governmental Body (such as the ARRC), (2) ISDA (as defined below) or (3) in certain circumstances, us or our designee. In addition, the terms of SOFR Notes we may issue will expressly authorize us or our designee to make Benchmark Replacement Conforming Changes with respect to, among other things, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on SOFR-linked Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of such Notes in connection with a Benchmark Transition Event could adversely affect the value of such Notes, the return on such Notes and the price at which you can sell such Notes.

In addition, (1) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement will not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of any SOFR Notes, the return on such Notes and the price at which you can sell such Notes), (2) any failure of the Benchmark Replacement to gain market acceptance could adversely affect such Notes, (3) the Benchmark Replacement may have a more limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance, (4) the secondary trading market for any Notes linked to the Benchmark Replacement may be limited, (5) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so and (6) the Benchmark Replacement Adjustment may be zero or may not be adequate to compensate you for use of the Benchmark Replacement.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the Notes.

We or our designee may make determinations, decisions, elections, calculations and adjustments with respect to the SOFR Notes as set forth under “Description of Debt Securities—Secured Overnight Financing Rate Notes” below that may adversely affect the value of and your return on the SOFR Notes. In addition, we or our designee may determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can apply any Benchmark Replacement Conforming Changes deemed reasonably necessary to adopt the Benchmark Replacement. Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest do exist between us or our designee and you. All determinations, decisions and elections by us or our designee are in our or the designee’s sole discretion and will be conclusive for all purposes and binding on us and holders of the SOFR Notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the SOFR Notes or any other party. In making the determinations, decisions and elections noted under “Description of Debt Securities—Secured Overnight Financing Rate Notes” below, we or our designee do have economic interests that are adverse to your interests, and such determinations, decisions, elections, calculations and adjustments may adversely affect the value of and your return on the SOFR Notes. Because the Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the SOFR Notes than would be the case in the absence of a Benchmark Transition Event and its related Benchmark Replacement Date. These potentially subjective determinations may adversely affect the value of the SOFR Notes, the return on the SOFR Notes and the price at which you can sell the SOFR Notes.

Enforcement of liabilities with respect to Deere Funding Canada Corporation.

Deere Funding Canada Corporation is a subsidiary of Deere & Company incorporated under the laws of the Province of Ontario in Canada. One or more directors and officers of Deere Funding Canada Corporation reside outside the United States. All or a substantial portion of the assets of these persons, as well as Deere Funding Canada Corporation are located outside the United States. Deere Funding Canada Corporation does not conduct business in the United States and may not be subject to service of process in the United States. As a result, it may not be possible for investors in the guaranteed debt securities to effect service of process within the United States upon such persons or to enforce against such persons or Deere Funding Canada Corporation judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities of the United States. Deere Funding Canada Corporation will agree, in accordance with the terms of the indenture that will govern the guaranteed debt securities, to accept service of process in any suit, action or proceeding with respect to the indenture or guaranteed debt securities brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the guaranteed debt securities to effect service within the United States upon directors, officers and experts who are not residents of the United States in order to institute actions in United States courts predicated upon civil liability under U.S. federal or state securities laws or other laws of the United States. There is some doubt as to the enforceability in Canada in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated upon the U.S. federal securities laws. The courts of Canada may not: (a) enforce judgments of United States courts obtained in actions against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States; or (b) enforce, in original actions, liabilities against such persons predicated upon civil liabilities under the federal securities laws of the United States or “blue sky” laws of any state within the United States.

WHERE YOU CAN FIND MORE INFORMATION

Deere & Company files annual, quarterly and current reports and other information with the SEC. All references to “we” or “us” in this section refer only to Deere & Company. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available to the public on our website at https://investor.deere.com/sec-filings. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this registration statement or the documents incorporated by reference herein.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. Any statements contained herein concerning any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Pursuant to Rule 3-10(b) of Regulation S-X, this prospectus does not contain separate financial statements for Deere Funding Canada Corporation since Deere Funding Canada Corporation is an indirect subsidiary of Deere & Company that is 100% owned by Deere & Company, and Deere & Company files consolidated financial information under the Exchange Act. Deere Funding Canada Corporation, which was formed on April 27, 2020, is a “finance subsidiary” of Deere & Company under Rule 3-10(b) with no independent function other than financing activities. Deere & Company will provide a full and unconditional guarantee of Deere Funding Canada Corporation’s obligations under its debt securities, and no other subsidiary of Deere & Company will guarantee these obligations. The financial condition, results of operations and cash flows of Deere Funding Canada Corporation are consolidated into the financial statements of Deere & Company.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information Deere & Company files with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed (except that we are not incorporating by reference, in any case, any document or information that is not deemed to be “filed” and that is not specifically incorporated by reference in this prospectus or any applicable prospectus supplement or term sheet). This prospectus is part of a registration statement filed with the SEC.

•	Deere & Company’s Annual Report on Form 10-K for the year ended October 30, 2022.

•	Deere & Company’s Quarterly Reports on Form 10-Q for the quarters ended January 29, 2023 and April 30, 2023.

•	Deere & Company’s Current Reports on Form 8-K filed on December 7, 2022, February 22, 2023, February 27, 2023 and May 31, 2023.

You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Deere & Company

One John Deere Place

Moline, Illinois 61265

Attn: Corporate Secretary

(309) 748-2674

DEERE & COMPANY

Deere & Company and its subsidiaries (collectively, “John Deere”) have operations that are categorized into four major business segments:

The production and precision agriculture segment defines, develops, and delivers global equipment and technology solutions to unlock customer value for production-scale growers of large grains, small grains, cotton, and sugarcane. The segment’s main products include large and certain mid-size tractors, combines, cotton pickers, sugarcane harvesters and loaders, and soil preparation, seeding, application, and crop care equipment.

The small agriculture and turf segment defines, develops, and delivers global equipment and technology solutions to unlock customer value for dairy and livestock producers, high-value crop producers, and turf and utility customers. The segment’s primary products include certain mid-size and small tractors, as well as hay and forage equipment, riding and commercial lawn equipment, golf course equipment, and utility vehicles.

The construction and forestry segment defines, develops, and delivers a broad range of machines and technology solutions to unlock customer value on job sites, including earthmoving, forestry, and roadbuilding production systems. The segment’s primary products include crawler dozers and loaders, four-wheel-drive loaders, excavators, skid-steer loaders, milling machines, and log harvesters.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets and, as it relates to roadbuilding products in certain markets outside the U.S. and Canada, primarily through John Deere-owned sales and service subsidiaries.

The financial services segment includes the operations of John Deere Capital Corporation and additional operations in the U.S., Canada, Brazil, China, India and Thailand. The segment primarily finances sales and leases by John Deere dealers of new and used production and precision agriculture, small agriculture and turf and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, finances retail revolving charge accounts and offers extended equipment warranties.

DEERE FUNDING CANADA CORPORATION

Deere Funding Canada Corporation is an indirect, wholly-owned subsidiary of Deere & Company. Deere Funding Canada Corporation was incorporated under the Business Corporations Act (Ontario) on April 27, 2020. Deere Funding Canada Corporation’s articles of incorporation have not been amended since its incorporation. Deere & Company and its subsidiaries own all of the capital stock of Deere Funding Canada Corporation. Deere Funding Canada Corporation’s registered and executive offices are located at 295 Hunter Road, P.O. Box 1000, Grimsby, Ontario, Canada L3M 4H5.

Deere Funding Canada Corporation’s primary corporate purpose is to obtain financing in public markets to fund the operations of Deere & Company’s affiliated companies in Canada. Deere Funding Canada Corporation does not engage in any other business activities or operations.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or term sheet, Deere & Company will add the net proceeds from the sale of the securities under this prospectus to its general funds and will use them for working capital and other general corporate purposes. The net proceeds may be applied initially to the reduction of short-term indebtedness.

Deere Funding Canada Corporation currently expects it will lend the net proceeds from the sale of any guaranteed debt securities offered by it to Deere & Company and its subsidiaries and affiliates to be used for similar purposes.

PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Deere & Company filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the automatic shelf process, Deere & Company or Deere Funding Canada Corporation, as applicable, may sell any combination of the following securities in one or more offerings:

•	unsecured debt securities (“debt securities”) of Deere & Company, which may be either senior (the “senior securities”) or subordinated (the “subordinated securities”);

•	unsecured senior debt securities issued by Deere Funding Canada Corporation and fully and unconditionally guaranteed by Deere & Company (the “guaranteed debt securities”);

•	warrants to purchase debt securities of Deere & Company (“debt warrants”);

•	shares of preferred stock of Deere & Company (“preferred stock”);

•	depositary shares representing interests in shares of preferred stock of Deere & Company;

•	shares of common stock of Deere & Company (the “common stock”);

•	warrants to purchase common stock of Deere & Company;

•	currency warrants of Deere & Company;

•	indexed and other warrants of Deere & Company; and

•	stock purchase contracts and stock purchase units of Deere & Company.

The terms of the securities will be determined at the time of offering.

Unless the context otherwise requires, we will refer to the debt securities to be issued by Deere & Company and the guaranteed debt securities to be issued by Deere Funding Canada Corporation collectively as the “debt securities” or “Notes.” We will refer to the debt securities, debt warrants, preferred stock, depositary shares, common stock, warrants to purchase common stock, currency warrants, indexed warrants and other warrants, stock purchase contracts, stock purchase units or any combination of those securities, proposed to be sold under this prospectus and an accompanying prospectus supplement or term sheet, as the “offered securities.” The offered securities, together with any debt securities, preferred stock, common stock or other securities issuable upon exercise of warrants or conversion or exchange of other offered securities, will be referred to as the “securities.”

We may also add to and offer additional securities, including securities to be sold by selling security holders, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

We are responsible for the information contained in or incorporated by reference in this prospectus or any prospectus supplement or term sheet. We have not authorized any other person to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or term sheet, or any documents incorporated by reference, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since then.

PROSPECTUS SUPPLEMENT OR TERM SHEET

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Senior and subordinated securities will be issued by Deere & Company under an indenture dated as of September 25, 2008, as supplemented from time to time (the “Deere indenture”), between Deere & Company and The Bank of New York Mellon, trustee (the “trustee”). Guaranteed debt securities will be issued by Deere Funding Canada Corporation, under an indenture, dated as of June 15, 2020 as supplemented from time to time (the “guaranteed debt indenture”), among Deere Funding Canada Corporation, Deere & Company, as guarantor, and The Bank of New York Mellon, as trustee (the “guaranteed debt trustee”).

The term “trustee” refers to the trustee or the guaranteed debt trustee, as appropriate. We will refer to the Deere indenture and the guaranteed debt indenture collectively as the “indentures.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).

Because this section is a summary, it does not describe every aspect of the debt securities and the indentures. We urge you to read the indenture that governs your debt securities because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. The form of each indenture is incorporated by reference as an exhibit to this registration statement.

General

Each series of debt securities will be unsecured obligations of Deere & Company or Deere Funding Canada Corporation, as applicable. The senior securities and the guaranteed debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Deere & Company or Deere Funding Canada Corporation as applicable. The subordinated securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of Deere & Company as described under “—Provisions Applicable to the Deere Indenture—Subordination.”

Each indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under that indenture in one or more series.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Deere & Company or guaranteed debt securities of Deere Funding Canada Corporation.

•	The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

•	The form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether there is the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

•	Whether the amount of payments of principal of, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

•	If other than denominations of U.S.$1,000 or any integral multiple in the case of registered securities issued in certificated form and U.S.$5,000 in the case of non-registered securities issued in bearer form, the denominations in which the offered debt securities will be issued.

•	If the provisions of the applicable indenture described under “defeasance” are inapplicable and any provisions in modification of, in addition to or in lieu of any of these provisions.

•	Whether and under what circumstances we will pay additional amounts, as contemplated by the applicable indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	Whether the securities issued under the guaranteed debt indenture will be entitled to the benefit of the guarantee afforded by the guaranteed debt indenture or, if not, the form of guarantee.

•	Any changes or additions to the Events of Default or covenants contained in the applicable indenture.

•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

•	Any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of, premium, if any, or interest on debt securities will include additional amounts if required by the terms of the debt securities.

Neither of the indentures limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under each of the Deere indenture or the guaranteed debt indenture, when a single trustee is acting for all debt securities issued under each of the Deere indenture or the guaranteed debt indenture, are called the “indenture securities.” Each indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under any indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under any indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under either indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars. For further information regarding Foreign Currency Notes (as defined below), see “Risk Factors” and “Special Provisions Relating to Foreign Currency Notes.”

Payment of the purchase price of the debt securities must be made in immediately available funds.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency; and provided further that, with respect to debt securities as to which EURIBOR is an applicable interest rate basis, the day is also a London Business Day. For debt securities denominated in euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer System (“TARGET”) is operating, which we will refer to as a “TARGET Business Day.” For SOFR Notes, “U.S. Government Securities Business Day” means a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Foreign Currency Notes” means debt securities denominated or payable in a specified currency other than U.S. dollars.

“London Business Day” means a day on which commercial banks are open for business in London.

“Principal Financial Center” means the capital city of the country issuing the specified currency, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of U.S.$1,000. The authorized denominations of Foreign Currency Notes will be set forth in the applicable prospectus supplement or term sheet.

Provisions Applicable to the Deere Indenture

If the debt securities to be offered are subordinated, unless otherwise or more fully described in the related prospectus supplement or term sheet, the following provisions will apply.

Subordination

Upon any distribution of Deere & Company’s assets upon any dissolution, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Deere & Company or otherwise, the holders of all Senior Indebtedness are entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the subordinated securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on indebtedness evidenced by the subordinated securities, but Deere & Company’s obligation to make payment of the principal of, premium, if any, and interest on the subordinated securities will not otherwise be affected. In addition, no payment on account of principal of, premium, if any, sinking fund or interest may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal of, premium, if any, sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by Deere & Company is received by the trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, any payment or distribution of assets of Deere & Company of any kind or character, whether in cash, property or securities, to which the holders of the subordinated securities or the trustee would be entitled shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, must be paid over directly to the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such the Senior Indebtedness the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by Deere & Company, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities.

By reason of this subordination, in the event of a distribution of Deere & Company’s assets upon its insolvency, certain of Deere & Company’s general creditors may recover more, ratably, than holders of the subordinated securities. The Deere indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the Deere indenture.

Senior Indebtedness is defined in the Deere indenture as the principal of, premium, if any, and interest on:

•	Deere & Company’s indebtedness (including indebtedness of others guaranteed by Deere & Company), whenever created, incurred, assumed or guaranteed, for money borrowed other than the subordinated securities issued under the Deere indenture, unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated securities, and

•	renewals, extensions, modifications and refundings of any such indebtedness.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or term sheet will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Provisions Applicable to the Guaranteed Debt Indenture

Full and Unconditional Guarantee by Deere & Company of Deere Funding Canada Corporation Debt Securities

All guaranteed debt securities issued by Deere Funding Canada Corporation will be fully and unconditionally guaranteed under a guarantee by Deere & Company of the payment of principal of, premium, if any, and interest on and “additional amounts” with respect to these debt securities when due, whether at maturity or otherwise. For a discussion of the payment of “additional amounts,” please see “—Payment of Additional Amounts with Respect to the Guaranteed Debt Securities” below. Under the terms of the full and unconditional guarantee, holders of the guaranteed debt securities will not be required to exercise their remedies against Deere Funding Canada Corporation before they proceed directly against Deere & Company.

Payment of Additional Amounts with Respect to the Guaranteed Debt Securities

Unless otherwise indicated in the applicable prospectus supplement or term sheet, all amounts of principal of, premium, if any, and interest on any guaranteed debt securities will be paid by Deere Funding Canada Corporation without deduction or withholding for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed by or levied by or on behalf of the government of Canada (or, in the case of a successor to Deere Funding Canada Corporation, of the jurisdiction in which such successor is organized) or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Canada (or such successor person’s jurisdiction). If deduction or withholding of any of these charges is required by Canada, or by a jurisdiction in which a successor to Deere Funding Canada Corporation is organized, Deere Funding Canada Corporation will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these “additional amounts” will not include:

•	the amount of any tax, duty, assessment or other governmental charge imposed by United States or any political subdivision or taxing authority thereof or therein;

•	the amount of any tax, duty, assessment or other governmental charge which would not have been imposed but for:

•	the existence of any present or former connection between the holder, beneficial owner or a third party on behalf of a holder or beneficial owner, by reason of its (or between a fiduciary, settlor, beneficiary member, shareholder or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) having some present or former connection with Canada (or, in the case of a successor to Deere Funding Canada Corporation, of the jurisdiction in which such successor is organized) (including being or having been a citizen or resident of Canada (or such successor’s jurisdiction) or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein) other than the mere holding or ownership of such guaranteed debt security; or

•	the holder presented the guaranteed debt security for payment more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

•	the amount of any tax, duty, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on the principal of any premium or interest on the guaranteed debt securities;

•	any amount of any tax, duty, assessment or other charge required to be withheld by a paying agent from a payment on a guaranteed debt security, if such payment can be made without such withholding by any other paying agent;

•	any amount of any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of a guaranteed debt security with a request of Deere Funding Canada Corporation or Deere & Company addressed to the holder to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or other similar claim or satisfy any information or reporting requirement if such compliance is required or imposed by statute, treaty, regulation or administrative practice of Canada or the United States as a precondition to exemption from all or part of such tax, duty, assessment or other charge;

•	any withholding or deduction which has been imposed on a payment to a holder or a beneficial owner of the guaranteed debt securities and is required to be made pursuant to the laws of Canada (or a political subdivisdion thereof) in effect on the date the applicable guaranteed debt securities were issued by Deere Funding Canada Corporation;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge; or

•	any combination of the taxes, duties, assessments or other governmental charges described above.

Additionally, additional amounts shall not be paid with respect to any payment in respect of any guaranteed debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision or taxing authority thereof or therein) (or in the case of a successor person to Deere Funding Canada Corporation of the jurisdiction in which such successor person is organized or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such guaranteed debt security.

The prospectus supplement or term sheet will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

Optional Tax Redemption

Unless otherwise indicated in the applicable prospectus supplement or term sheet, except in the case of guaranteed debt securities that have a variable rate of interest and that may be redeemed on any interest payment date, Deere Funding Canada Corporation may redeem each series of guaranteed debt securities at its option in whole but not in part at any time, if:

•	Deere Funding Canada Corporation or Deere & Company would be required to pay additional amounts, as a result of any change in the tax laws of Canada or any jurisdiction in which a successor to the applicable issuer is organized (or any political subdivision or taxing authority thereof or therein), that becomes effective on or after the date of issuance of that series, as explained above under “Payment of Additional Amounts with Respect to the Guaranteed Debt Securities,” or

•	as a result of any change in any treaty affecting taxation to which Canada, or any jurisdiction in which a successor to Deere Funding Canada Corporation is organized (or any political subdivision or taxing authority thereof or therein), is a party that becomes effective on or after a date on which Deere & Company or a subsidiary thereof borrows money from Deere Funding Canada Corporation, Deere & Company or such subsidiary would be required to deduct or withhold tax on any payment to the issuer to enable it to make any payment of principal, premium, if any, or interest.

Except in the case of outstanding original issue discount guaranteed debt securities, which may be redeemed at the redemption price specified by the terms of that series of guaranteed debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

In both of these cases, however, we will not be permitted to redeem a series of guaranteed debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us.

Provisions Applicable to Both Indentures

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry only form or in “certificated” form. Debt securities issued in book-entry only form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities. The trustee shall maintain a register of the securities that are issued at its offices.

We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement or term sheet will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Book-Entry Holders. We will issue registered debt securities in book-entry only form, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders. Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry only form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the indirect holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry only form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry only form. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry only form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry only form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry only form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series or tranche being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series or tranche.

•	An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

•	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Issuance of Securities in Registered Form” above.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security (subject to DTC’s procedures); or

•	if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Except as set forth in the indentures and as described below under “—Defeasance—Covenant Defeasance” and “—Defeasance—Full Defeasance,” upon deposit of payment in full with the trustee or paying agent for the benefit of the holders of such securities, our payment obligations with respect to the debt securities of such series are extinguished, regardless of whether the trustee’s or paying agent’s payment to holders is thereafter prohibited or otherwise restricted.

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Global Securities—What Is a Global Security?”

Payments on Certificated Securities. We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an Interest Payment Date (as defined below) by check sent on the Interest Payment Date to the holder at his or her address shown on the applicable trustee’s records as of the close of business on the Regular Record Date (defined below). We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or term sheet or in a notice to holders, against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in The City of New York on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed. If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indentures as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement or term sheet. Such payment will not result in a default under any debt security or indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Optional Redemption, Repayment and Repurchase

The prospectus supplement or term sheet for a debt security will indicate whether Deere & Company or Deere Funding Canada Corporation will have the option to redeem the debt security issued by it before the stated maturity and the price and date(s) or period(s) on which or during which redemption may occur. If we are allowed to redeem a debt security, we may exercise the option by notifying the trustee and the paying agent at least 60 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the trustee will mail notice or cause the paying agent to mail notice of redemption to the holders. If a debt security is only redeemed in part, we will issue a new debt security or debt securities for the unredeemed portion.

Unless otherwise specified in the applicable prospectus supplement or term sheet, any right granted to Deere & Company or Deere Funding Canada Corporation to optionally redeem a debt security issued by it will be in addition to its right to redeem a debt security in the event certain tax events occur, to the extent set forth above under “—Optional Tax Redemption.”

The prospectus supplement or term sheet relating to a debt security will also indicate whether you will have the option to elect repayment by the applicable issuer prior to the stated maturity and the price and the date(s) or period(s) on which or during which repayment may occur.

For a debt security to be repaid at your election, we must receive, at least 30 but not more than 45 days prior to an optional repayment date, if in certificated form, such debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the debt security and the form entitled “Option to Elect Repayment” will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a debt security for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the debt security, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your debt security will be cancelled, and we will issue a new debt security or debt securities for the remaining amount.

DTC or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold your interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

If a debt security is an original issue discount debt security (“OID Note”) (other than an Indexed Note, as defined below), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the debt security that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

We may at any time purchase debt securities at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Interest and Interest Rates

General

Each debt security will begin to accrue interest from the date it is originally issued or from a date specified in the prospectus supplement or term sheet. The related prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and set forth the interest rate or describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate. Unless otherwise specified in the related prospectus supplement or term sheet, the minimum interest rate for each relevant interest reset period on a Floating Rate Note shall be zero percent.

A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

Each interest payment on a debt security will include interest accrued from, and including, the issue date, a specified date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date (as defined below), as the case may be.

Interest on the debt securities denominated in U.S. dollars will be paid by check sent on an Interest Payment Date other than a Maturity Date to the persons entitled thereto at the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the applicable trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose in The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Fixed Rate Notes

The prospectus supplement or term sheet for debt securities with a fixed interest rate (“Fixed Rate Notes”) will specify a fixed interest rate payable semiannually in arrears on dates specified in such prospectus supplement or term sheet (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Unless otherwise specified in a prospectus supplement or term sheet, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date on the payment so deferred. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. Unless otherwise specified in a prospectus supplement or term sheet, a “Regular Record Date” will be the fifteenth calendar day (whether or not a Business Day) preceding the applicable Interest Payment Date.

Original Issue Discount Notes

We may issue OID Notes (including zero coupon debt securities), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.

Amortizing Notes

We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt security (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

Floating Rate Notes

Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a “Floating Rate Note.” That basis or formula may be based on:

•	the Commercial Paper Rate;

•	SOFR;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	the Treasury Rate;

•	the Eleventh District Cost of Funds Rate; or

•	another negotiated interest rate basis or formula.

The prospectus supplement or term sheet will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the prospectus supplement or term sheet, the paying agent will be the calculation agent for each Note.

Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect, to the extent then known and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.

Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis. This period is an “Interest Reset Period” and the first day of each Interest Reset Period is an “Interest Reset Date.” Unless otherwise specified in a prospectus supplement or term sheet, the Interest Reset Date will be:

•	for Notes with interest that resets daily, each Business Day;

•	for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

•	for Notes with interest that resets monthly, the third Wednesday of each month;

•	for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

•	for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate will be effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of SOFR Notes and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

Date Interest Rate Is Determined. The Interest Determination Date for all SOFR Notes will be five U.S. Government Securities Business Days preceding the Interest Payment Date for the applicable Interest Period.

The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

The Interest Determination Date for all Commercial Paper Rate, Federal Funds Rate and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases (excluding SOFR) will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

Payment of Interest. Unless otherwise specified in a prospectus supplement or term sheet, interest is paid as follows:

•	for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

•	for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;

•	for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and

•	at maturity, redemption or repayment.

Except as set forth below under “Secured Overnight Financing Rate Notes”, accrued interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day then the Interest Payment Date will be postponed to the next Business Day. However, in the case of EURIBOR Notes and SOFR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date on the payment so deferred.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If that rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or underwriter or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above (after consultation with us).

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“H.15 Daily Update” means the daily update of H.15 available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases-h15, or any successor site or publication.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.

EURIBOR Notes. The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above:

•	EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market (which may include an agent or underwriter or its affiliates) selected by us: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone (which may include an agent or underwriter or its affiliates) selected by us: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•	If fewer than three banks selected by us are quoting as described above, EURIBOR determined as of such EURIBOR Interest Determination Date will be EURIBOR in effect on such EURIBOR Interest Determination Date, provided that if the initial interest rate is in effect on such EURIBOR Interest Determination Date, it will remain in effect for the new Interest Reset Period.

•	Notwithstanding the foregoing, if we determine that EURIBOR has been permanently discontinued, the calculation agent (as directed by us) will use, as a substitute for EURIBOR (the “EURIBOR Alternative Rate”) and for each future interest determination date, the alternative reference rate selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, as directed by us, make such adjustments to the EURIBOR Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such EURIBOR Alternative Rate for debt obligations such as the relevant Floating Rate Notes. If there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage, we may appoint in our sole discretion an IFA to determine an appropriate EURIBOR Alternative Rate, and any adjustments, and the decision of the IFA will be binding on us, the calculation agent and the holders of the relevant Floating Rate Notes. If, however, we determine that EURIBOR has been permanently discontinued, but there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market usage and for any reason a EURIBOR Alternative Rate has not been determined, EURIBOR determined as of such EURIBOR Interest Determination Date shall be EURIBOR in effect on such EURIBOR Interest Determination Date.

Secured Overnight Financing Rate Notes. The Secured Overnight Financing Rate is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that SOFR includes all trades in the Broad General Collateral Rate (as defined by the New York Federal Reserve), plus bilateral Treasury repo transactions cleared through the delivery-versus payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust Company, New York, New York. SOFR is filtered by the New York Federal Reserve to remove a portion of the foregoing transactions considered to be “specials.” According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The New York Federal Reserve reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared through the FICC’s delivery-versus-payment service. The New York Federal Reserve notes that it obtains information from DTCC Solutions LLC, an affiliate of The Depository Trust Company. If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the underwriters or their affiliates. The New York Federal Reserve notes on its publication page for SOFR that use of SOFR is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the New York Federal Reserve publishes SOFR on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 P.M., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.

As SOFR is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in any SOFR Notes. With respect to SOFR Notes, the interest rate for any Interest Period will not be adjusted for any modifications or amendments to SOFR data that the New York Federal Reserve may publish after the interest rate for such Interest Period has been determined. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR Notes and the trading prices of such Notes.

The New York Federal Reserve began to publish SOFR in April 2018. The New York Federal Reserve has also begun publishing historical indicative SOFRs going back to 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR. Also, since SOFR is a relatively new market index, any SOFR Notes will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and, as a result, trading prices of SOFR Notes may be lower than those of later-issued indexed debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like SOFR Notes, the trading price of such Notes may be lower than those of notes linked to indices that are more widely used. Investors in SOFR Notes may not be able to sell such Notes at all or may not be able to sell such Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The above information is based upon the New York Federal Reserve’s Website and other U.S. government sources, as of the date of this prospectus.

The Interest Rate for each Interest Period will be equal to Compounded SOFR plus a spread, calculated as described herein; provided, that the interest rate will in no event be less than 0.00%. The amount of interest accrued and payable on any SOFR Notes for each Interest Period will be equal to the product of (1) the outstanding principal amount of such Notes multiplied by (2) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in the Interest Period divided by 360.

“Compounded SOFR,” with to respect to any Interest Period, means a daily compounded rate of return computed in accordance with the formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.876541% (or ..09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655))):

where:

•      “d0” for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

•      “i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

•      “SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR in respect of that day “i”;

•      “ni,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

•      “d” is the number of calendar days in the relevant Observation Period.

For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)     the Secured Overnight Financing Rate published by the New York Federal Reserve as such rate appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)     if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

The following procedure will be followed if Compounded SOFR cannot be determined as described above:

If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in our or our designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to any SOFR Notes, shall become effective without consent from the holders of such Notes or any other party.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date.

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark; and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate; and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time; and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA” means the International Swaps and Derivatives Association, Inc.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means the period from and including five U.S. Government Securities Business Days preceding an Interest Payment Date to but excluding five U.S. Government Securities Business Days preceding the next Interest Payment Date, provided that the first Observation Period shall be from and including five U.S. Government Securities Business Days preceding the Date of Issue to but excluding five U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Federal Funds Rate Notes. The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified in the applicable prospectus supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:

●	If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal funds (effective).”

●	The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

●	If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Federal Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

●	The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

●	If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

●	The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents, underwriters or their affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

●	If the rate is not published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.

●	If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent, underwriter or its affiliates, in The City of New York selected by the calculation agent (after consultation with us).

●	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such prospectus supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related Calculation Date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related Calculation Date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include an agent or underwriter or its affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 a.m., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”

The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

●	If the rate is not displayed on the relevant page as of 11:00 a.m., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

●	If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes

We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal income tax considerations.

Renewable Notes

We may issue debt securities, which we call “Renewable Notes,” that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet. In addition, we may issue debt securities whose stated maturity date may be extended at the option of the holder for one or more periods, as more fully described in the prospectus supplement or term sheet relating to such securities.

The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the Maturity Date cannot be renewed.

If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee. Specific information pertaining to United States federal income tax considerations for Renewable Notes will be described in an applicable prospectus supplement or term sheet.

Extendible Notes

We may issue debt securities, which we call “Extendible Notes,” whose stated Maturity Date may be extended at our option for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet.

We may exercise our option to extend the Extendible Notes by notifying the applicable trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If we elect to extend the Extendible Notes, the trustee (or paying agent) will mail (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Notes a notice (an “Extension Notice”) informing the holders of our election, the new Maturity Date and any updated terms. Upon the mailing of the Extension Notice, the maturity of the Extendible Notes will be extended automatically as set forth in the Extension Notice.

However, we may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holders of the Notes. The notice will be irrevocable.

If we elect to extend the maturity of Extendible Notes, the holders of the Notes will have the option to instead elect repayment of the Notes by us on the Maturity Date in effect prior to such extension, at a price equal to the principal amount thereof, plus interest accrued to such date. In order for an Extendible Note to be so repaid on the Maturity Date, we must receive, at least 25 days but not more than 35 days prior to the Maturity Date:

(1)            the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Note duly completed; or

(2)            a facsimile transmission, telex or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the applicable trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee. Specific information pertaining to United States federal income tax considerations for the Extendible Notes will be described in an applicable prospectus supplement or term sheet.

Events of Default

You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What is an Event of Default? The term “Event of Default” in respect of the debt securities of your series means any of the following:

●	We do not pay the principal of, or any premium, if any, on a debt security of the series when it becomes due and payable at its maturity.

●	We do not pay interest, and in the case of the guaranteed debt securities any additional amounts, on a debt security of the series within 30 days of its due date.

●	We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

●	We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default specifying such default or breach and requiring it to be remedied. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

●	In the case of the guaranteed debt securities, the guarantee ceases to be in full force and effect or Deere & Company denies, or gives notice, that it has no further liability under the guarantee (other than by reason of the release of such guarantee in accordance with the guaranteed debt indenture), and such condition continues for 30 days after we receive a written notice of such default.

●	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

●	Any other Event of Default in respect of debt securities of the series described in the prospectus supplement or term sheet occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, or the payment of any sinking or purchase fund installment if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs. If an Event of Default, other than an Event of Default caused by our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occurring, has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount (or, if any Securities are original issue discount securities or indexed securities, such portion of the principal as may be specified in the terms thereof) of all the debt securities of that series to be due and immediately payable by a notice in writing to us. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability to be incurred in compliance with such request (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any Event of Default will impair any such right or remedy or be treated as a waiver of any such Event of Default or acquiescence therein.

If an Event of Default caused by our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount (or, if any Securities are original issue discount securities or indexed securities, such portion of the principal as may be specified in the terms thereof) of all debt securities issued under the applicable indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

●	The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee satisfactory to it against the cost and other liabilities of taking that action.

●	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

●	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest, or

●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to merge with or into another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

●	Where we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.

●	The merger, consolidation or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described above under “What Is an Event of Default?” A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

●	Under the Deere indenture or the guaranteed debt indenture, no merger, consolidation or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our Restricted Subsidiaries would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the applicable indenture (see “—Limitation on Liens” below) without equally and ratably securing the indenture securities issued under that indenture or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.

●	We must deliver certain certificates and documents to the trustee.

●	We must satisfy any other requirements specified in the prospectus supplement or term sheet relating to a particular series of debt securities.

In the case of Deere Funding Canada Corporation, the foregoing provisions apply to an arrangement (as defined in the Business Corporations Act (Ontario) and other Canadian corporate statutes), an amalgamation or a winding up of Deere Funding Canada Corporation into any other entity.

If Deere Funding Canada Corporation enters into an arrangement, amalgamates, winds up into another entity, merges out of existence or sells all or substantially all of its assets, the resulting entity must agree to be legally responsible for any obligation to pay additional amounts under the applicable debt securities. If Deere Funding Canada Corporation is required to pay additional amounts, Deere & Company or any of its subsidiaries may directly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest on and any additional amounts with respect to all the debt securities and the performance or observance of every covenant of the guaranteed debt indenture by Deere Funding Canada Corporation. Upon any such assumption, Deere & Company or such subsidiary shall succeed to, and be substituted for and may exercise every right and power of Deere Funding Canada Corporation under the guaranteed debt indenture with the same effect as if Deere & Company or such subsidiary had been named as Deere Funding Canada Corporation therein, and Deere Funding Canada Corporation will be released from all obligations and covenants with respect to the debt securities. No such assumption will be permitted unless Deere & Company has delivered to the guaranteed debt trustee (i) an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, arrangement, amalgamation, winding up, conveyance or transfer and such assumption and supplemental indenture comply with the guaranteed debt indenture, and that all conditions precedent therein provided for relating to the transaction have been complied with and that, in the event of assumption by a subsidiary, the guarantee and all other covenants of Deere & Company in the guaranteed debt indenture remain in full force and effect and (ii) an opinion of independent counsel that the holders of debt securities or related coupons (assuming such holders are only taxed as residents of the United States) will have no materially adverse United States federal tax consequences as a result of such assumption.

Modification or Waiver

There are three types of changes we can make to either indenture and the debt securities issued thereunder.

Changes Requiring Your Approval. First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

●	change the stated maturity of, the principal of (or premium, if any, on), interest or any additional amounts on a debt security;

●	change the date(s) or period(s) for any redemption or repayment;

●	reduce the portion of principal of an original issue discount security or indexed security that would be due and payable upon acceleration of the maturity of a security following a default;

●	adversely affect any right of repayment at the holder’s option;

●	change the place (except as otherwise described in the prospectus supplement or term sheet) or currency of payment on a debt security;

●	impair your right to sue for the enforcement of any payment on or after the stated maturity;

●	adversely affect any right to convert or exchange a debt security in accordance with its terms;

●	modify the subordination provisions in the Deere indenture in a manner that is adverse to holders of the subordinated securities;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

●	modify any other aspect of the provisions of the applicable indenture dealing with supplemental indentures, modification and waiver of certain past defaults, changes to the quorum or voting requirements or the waiver of certain covenants;

●	in the case of the guaranteed debt securities, change in any manner adverse to holders, the terms and conditions of Deere & Company’s obligations as guarantor to pay principal, premium, if any, interest and any sinking fund with respect to the guaranteed debt securities or change any obligation to pay additional amounts, as explained above under “Payment of Additional Amounts with Respect to the Guaranteed Debt Securities”; and

●	in the case of the Deere indenture, change any obligation we have to pay additional amounts.

Changes Not Requiring Approval. The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under either indenture after the change takes effect.

Changes Requiring Majority Approval. Any other change to either of the indentures and the debt securities would require the following approval:

●	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series; and

●	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of the outstanding debt securities of all of the series affected by noncompliance, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

●	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement or term sheet.

●	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “Defeasance—Full Defeasance.”

We will generally be entitled to set any date as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance. Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described under “—Provisions Applicable to the Deere Indenture—Subordination.” In order to achieve covenant defeasance, we must do the following:

●	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

●	We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law and, in the case of guaranteed debt securities under current tax laws of Canada, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

●	We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration of the applicable issuer under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or that all necessary registrations under the Investment Company Act have been effected and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

●	In the case of the guaranteed debt indenture we must deliver to the trustee an officers’ certificate stating that any outstanding securities listed on any securities exchange will not be delisted as a result of the above deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

●	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

●	We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make, and, in the case of guaranteed debt securities, under the then existing current tax laws of Canada, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

●	We must deliver to the trustee a legal opinion stating that the above deposit does not require registration of the applicable issuer under the Investment Company Act or that all necessary registrations under the Investment Company Act have been effected and a legal opinion and officers’ certificate stating that all conditions precedent to full defeasance have been complied with.

●	In the case of the guaranteed debt indenture, we must deliver to the trustee an officers’ certificate stating that any outstanding securities listed on any securities exchange will not be delisted as a result of the above deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described under “—Provisions Applicable to the Deere Indenture—Subordination.”

Form, Exchange and Transfer of Registered Securities

If registered debt securities cease to be issued in global form, they will be issued:

●	only in fully registered certificated form,

●	without interest coupons, and

●	unless we indicate otherwise in the prospectus supplement or term sheet, in denominations of U.S.$1,000 and amounts that are integral multiples of U.S.$1,000.

Holders may exchange their certificated securities for debt securities of smaller authorized denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Limitation on Liens

We covenant in the indentures that we will not, nor will we permit any Restricted Subsidiary to, issue, incur, assume or guarantee any debt (“debt”) if the debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a “mortgage” or “mortgages”) upon any Important Property (defined below) of ours or any Restricted Subsidiary or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the applicable indenture or thereafter acquired, without effectively securing the indenture securities issued under that indenture equally and ratably with or prior to this debt.

The foregoing restrictions will not apply to, among other things:

●	mortgages on any property acquired, constructed or improved after the date of the applicable indenture that are created or assumed within 120 days after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost thereof incurred after the date of the applicable indenture, or existing mortgages on property acquired after the date of the applicable indenture, so long as these mortgages do not apply to any Important Property already owned by us or a Restricted Subsidiary other than any previously unimproved real property;

●	existing mortgages on any property, shares of stock or indebtedness existing at the time of acquisition from a corporation merged with or into, or substantially all of the assets of which are acquired by, us or a Restricted Subsidiary;

●	mortgages on property of any corporation existing at the time it becomes a Restricted Subsidiary;

●	mortgages securing debt owed by a Restricted Subsidiary to us or to another Restricted Subsidiary;

●	certain deposits or pledges of assets;

●	mortgages in favor of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these mortgages, including mortgages to secure tax exempt pollution control revenue bonds;

●	mortgages on property acquired by us or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

●	judgment liens so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

●	extensions, renewals or replacements of the foregoing, subject to certain limitations;

●	liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith; landlord’s liens on leased property; and other similar liens which do not, in Deere & Company’s opinion, materially impair the use of that property in the operation of our business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;

●	any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with generally accepted accounting principles;

●	mortgages on Margin Stock (defined below) owned by us and Restricted Subsidiaries to the extent this Margin Stock exceeds 25% of the fair market value of the sum of the Important Property of ours and the Restricted Subsidiaries plus the shares of stock (including Margin Stock) and indebtedness issued or incurred by the Restricted Subsidiaries; and

●	mortgages on any Important Property of, or any shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada.

The foregoing restrictions do not apply to the issuance, incurrence, assumption or guarantee by us or any Restricted Subsidiary of debt secured by a mortgage that would otherwise be subject to these restrictions up to an aggregate amount that, together with all other debt secured by mortgages (not including secured debt permitted under the foregoing exceptions) and the Attributable Debt (generally defined as the discounted present value of net rental payments) associated with Sale and Lease-back Transactions existing at the time (other than Sale and Lease-back Transactions the proceeds of which have been or will be applied as set forth in the second or third bullet point under “—Limitation on Sale and Lease-back Transactions” below, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under the first bullet point above), does not exceed 5% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in our latest annual report to stockholders.

The term “Restricted Subsidiary” is defined in these indentures to mean any subsidiary of ours:

●	engaged in, or whose principal assets consist of property used by us or any Restricted Subsidiary in, the manufacture of products within the United States or Canada or in the sale of products principally to customers located in the United States or Canada except any corporation which is a retail dealer in which we have, directly or indirectly, an investment under an arrangement providing for the liquidation of the investment; or

●	that we designate as a Restricted Subsidiary.

The term “Consolidated Net Tangible Assets” is defined in these indentures to mean the aggregate amount of assets (less applicable reserves and other items properly deductible in accordance with U.S. generally accepted accounting principles) of ours and our consolidated subsidiaries after deducting therefrom:

●	all current liabilities (excluding any constituting funded debt, by reason of their being renewable or extendable); and

●	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

The term “Important Property” is defined in these indentures to mean:

●	any manufacturing plant, including land, buildings, other improvements and its manufacturing machinery and equipment, used by us or a Restricted Subsidiary primarily for the manufacture of products to be sold by us or the Restricted Subsidiary;

●	our executive office and administrative building in Moline, Illinois; and

●	research and development facilities, including land, buildings, other improvements and research and development machinery and equipment located therein;

except, in each case, property the fair value of which as determined by our Board of Directors does not at the time exceed 1% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in our latest annual report to stockholders.

The term “Margin Stock” as used in these indentures is intended to mean such term as defined in Regulation U of the Board of Governors of the Federal Reserve System.

Limitation on Sale and Lease-Back Transactions

We covenant in the Deere indenture and the guaranteed debt indenture that we will not nor will we permit any Restricted Subsidiary to enter into any arrangement with any person providing for the leasing to us or any Restricted Subsidiary of any Important Property (except for temporary leases for a term, including renewals, of not more than three years, and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) which has been or is to be sold or transferred by us or such Restricted Subsidiary to the person (a “Sale and Lease-back Transaction”), unless the net proceeds are at least equal to the fair value (as determined by our Board of Directors) of the property and either:

●	we or the Restricted Subsidiary would be entitled to incur debt secured by a mortgage on the Important Property to be leased without equally and ratably securing the indenture securities issued under the applicable indenture under one of the following provisions: the first bullet point in the second paragraph under “—Limitation on Liens” or the third paragraph under “—Limitation on Liens”;

●	within 120 days of the effective date of such arrangement, we apply an amount equal to the fair value of the Important Property to the redemption, purchase and retirement of indenture securities or certain long-term indebtedness of ours or a Restricted Subsidiary; or

●	we enter into a bona fide commitment to expend for the acquisition or improvement of an Important Property an amount at least equal to the fair value of the Important Property leased.

The Trustee under the Indentures

The Bank of New York Mellon is one of a number of banks with which John Deere maintains ordinary banking relationships and from which John Deere has obtained credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which John Deere is the obligor.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on debt securities will be made in U.S. dollars and payment of the purchase price of debt securities must be made in U.S. dollars in immediately available funds. If Foreign Currency Notes are to be denominated or payable in a currency (a “specified currency”) other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth in this prospectus and elsewhere in the accompanying prospectus supplement or term sheet.

A prospectus supplement or term sheet with respect to any Foreign Currency Note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer Foreign Currency Notes denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the agent or underwriter who presents such offer to purchase Foreign Currency Notes to us, such agent or underwriter may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Notes. Each such conversion will be made by the agents or underwriters on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

Information about the specified currency in which a particular Foreign Currency Note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet.

Payment of Principal and Interest

The principal of, premium, if any, and interest on Foreign Currency Notes is payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Notes will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.

Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable prospectus supplement or term sheet (the “Exchange Rate Agent”) at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments.

Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Notes may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least 15 calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex, facsimile or other form of transmission. A holder of a Foreign Currency Note may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the trustee, but written notice of any revocation must be received by the trustee on or prior to the regular record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be, of such beneficial owner’s election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the trustee of such election on or prior to the fifth Business Day after such record date or at least 10 calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Description of Debt Securities—Provisions Applicable to Both of the Indentures—Global Securities.”

Principal and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in this prospectus and the accompanying prospectus supplement or term sheet with respect to debt securities denominated in U.S. dollars. See “Description of Debt Securities—General.” Interest on Foreign Currency Notes paid in the specified currency will be paid by check sent on an Interest Payment Date other than a Maturity Date to the persons entitled thereto at the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Notes, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such Notes at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment Currency

If a specified currency is not available for the payment of principal, premium, if any, or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to that Foreign Currency Note.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.

AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

DESCRIPTION OF DEBT WARRANTS

We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us (“offered debt warrants”). We will issue the debt warrants under warrant agreements (each, a “debt warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “debt warrant agent”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. The form of debt warrant agreement is incorporated by reference as an exhibit to this registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

General

You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:

●	The title and aggregate number of the debt warrants.

●	The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

●	The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

●	The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

●	Any optional redemption terms.

●	Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

●	Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

●	The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

●	Any other material terms of the debt warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different authorized denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Debt Warrants

Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.

Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates. Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.

If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

Modifications

There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

●	accelerate the expiration date;

●	reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

●	otherwise materially and adversely affect the rights of the holders of the debt warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.

Changes Requiring a Majority Vote. Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.

No Rights as Holders of Underlying Debt Securities

Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities or to exercise any other rights whatsoever as holders of the underlying debt securities.

DESCRIPTION OF PREFERRED STOCK

Under our restated certificate of incorporation (the “certificate of incorporation”), we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 9,000,000 shares of preferred stock, U.S.$1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by our Board of Directors or a duly authorized committee thereof.

Because this section is a summary, it does not describe every aspect of our preferred stock. We urge you to read our certificate of incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. We have filed our certificate of incorporation and will file the certificate of designations with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

The additional specific terms of any preferred stock proposed to be sold under this prospectus (“offered preferred stock”) will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.

As of the date of this prospectus, we have no outstanding preferred stock.

General

Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:

●	The title and stated value of the preferred stock.

●	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

●	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

●	The date from which dividends on the preferred stock will accumulate, if applicable.

●	The liquidation rights of the preferred stock.

●	The procedures for any auction and remarketing, if any, of the preferred stock.

●	The sinking fund provisions, if applicable, for the preferred stock.

●	The redemption provisions, if applicable, for the preferred stock.

●	Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

●	Whether the preferred stock will have voting rights and the terms thereof, if any.

●	Whether the preferred stock will be listed on any securities exchange.

●	Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

●	Any other specific material terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to our certificate of incorporation and to any limitations contained in any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our Board of Directors or any duly authorized committee thereof may determine, all without further action of our stockholders, including holders of our then outstanding preferred stock.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.

Dividends

Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our Board of Directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.

We may not:

●	declare or pay dividends (except in our stock that is junior as to dividends and liquidation rights to the preferred stock (“junior stock”)) or make any other distributions on junior stock, or

●	purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except in a reclassification or exchange of junior stock through the issuance of other junior stock or with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of our sinking fund or redemption obligations on any of our preferred stock and, in the case of the first bullet point above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of our preferred stock.

Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless:

●	there are no arrearages in dividends for any past dividend periods on any series of preferred stock, and

●	to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock.

Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

Conversion and Exchange

If the preferred stock will be convertible into or exchangeable for other shares of our stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of other shares of our stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of such other shares of our stock or those other securities as of a time stated in the prospectus supplement or term sheet.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive out of our assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of our preferred stock of each series will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock will not be entitled to any further participation in any distribution of our assets. Our consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up of us for purposes of these provisions.

Redemption

If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at our option at the times and at the redemption prices set forth therein.

If dividends on any series of preferred stock are in arrears or we have failed to fulfill our sinking fund or redemption obligations with respect to any series of preferred stock, we may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that:

●	to meet our purchase, retirement or sinking fund obligations with respect to any series of preferred stock, we may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock, and

●	we may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

Voting Rights

Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term “applicable preferred stock” means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of our Board of Directors.

If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of our directors will be increased by two and the holders of all outstanding series of applicable preferred stock, voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are non-cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required:

●	for any amendment of our certificate of incorporation (or the related certificate of designations) that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series, or

●	to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

In addition, the affirmative vote of the holders of a majority of all the then outstanding shares of our preferred stock will be required to:

●	increase the authorized amount of our preferred stock, or

●	unless otherwise provided in the applicable prospectus supplement or term sheet, create any class of stock (or increase the authorized number of shares of any class of stock) that will rank on a parity with the preferred stock either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

DESCRIPTION OF DEPOSITARY SHARES

We may offer (either separately or together with other offered securities) depositary shares representing interests in shares of our preferred stock of one or more series. The depositary shares will be issued under deposit agreements (each, a “deposit agreement”) to be entered into between us and a bank or trust company, as depositary (the “preferred stock depositary”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the depositary shares and deposit agreement. We urge you to read the deposit agreement because it, and not this description, defines your rights as a holder of depositary shares. The form of deposit agreement, including the form of depositary receipts evidencing depositary shares (the “depositary receipts”), is incorporated by reference as an exhibit to this registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

The specific terms of any depositary shares proposed to be sold under this prospectus will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the depositary shares may differ from the terms set forth below.

General

We may provide for the issuance by the preferred stock depositary to the public of the depositary receipts evidencing the depositary shares, each of which will represent a fractional interest (to be specified in the prospectus supplement or term sheet) in one share of the related preferred stock, as described below.

You should read the prospectus supplement or term sheet for the material terms of the depositary shares offered thereby, including the following:

●	The number of depositary shares and the fraction of one share of preferred stock represented by one depositary share.

●	The terms of the series of preferred stock deposited by us under the deposit agreement.

●	Whether the depositary shares will be listed on any securities exchange.

●	Whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities.

●	Any other terms of the depositary shares.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Depositary receipts will be exchangeable for new depositary receipts of different denominations. We will not impose a service charge for any permitted transfer or exchange of depositary receipts, but we may require payment of any tax or other governmental charge payable in connection therewith. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock of the series represented by the depositary share, to all rights and preferences of the preferred stock represented by the depositary share, including dividend, voting and liquidation rights and any redemption, conversion or exchange rights.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends and other cash distributions received in respect of the related series of preferred stock to the record holders of the depositary shares in proportion to the number of the depositary shares owned by the holders on the relevant record date. The preferred stock depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the preferred stock depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preferred stock will be made available to holders of depositary shares.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the corporate trust office of the preferred stock depositary (unless the related shares of preferred stock have previously been called for redemption), the holder of the depositary shares evidenced thereby will be entitled to receive at that office, to or upon the holder’s order, the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares. Shares of preferred stock so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preferred stock to which the holder is entitled, or if the holder would otherwise be entitled to a fractional share of preferred stock, the preferred stock depositary will deliver to the holder a new depositary receipt evidencing the balance or fractional share.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed; provided that we have paid in full to the preferred stock depositary the redemption price of the preferred stock plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon the redemption and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares.

Conversion and Exchange

Depositary shares are not convertible into or exchangeable for other shares of our stock or other securities. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other shares of our stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the preferred stock depositary with written instructions to convert or exchange the preferred stock into whole shares of our other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof and will deliver to the holder whole shares of our other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which holders of one or more series of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date for the meeting will be entitled to instruct the preferred stock depositary as to the manner in which to vote the number of shares of preferred stock represented by the depositary shares. We will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote in accordance with each holder’s instructions. The preferred stock depositary will abstain from voting preferred stock to the extent it does not receive instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the preferred stock depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding (or any greater amount as may be required by the rules of any exchange on which the depositary shares are listed); provided that any amendment that prejudices any substantial right of the holders of depositary shares will not become effective until the expiration of 90 days after notice of the amendment has been given to the holders. A holder that continues to hold one or more depositary receipts at the expiration of the 90-day period will be deemed to consent to, and will be bound by, the amendment. No amendment may impair the right of any holder to surrender the holder’s depositary receipt and receive the related preferred stock, as discussed above under “Withdrawal of Preferred Stock.”

We may terminate the deposit agreement at any time upon not less than 60 days’ prior written notice to the preferred stock depositary. In that case, the preferred stock depositary will deliver to each holder of depositary shares, upon surrender of the related depositary receipts, the number of whole shares of the related series of preferred stock to which the holder is entitled, together with cash in lieu of any fractional share.

The deposit agreement will terminate automatically after all the related preferred stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the preferred stock represented by the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

Except as provided in the prospectus supplement or term sheet, we will pay the fees and expenses of the preferred stock depositary, and the holders of depositary receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of depositary receipts.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the preferred stock. Neither the preferred stock depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the preferred stock depositary’s or our control in performing the preferred stock depositary’s or our respective obligations under the deposit agreement. The obligations of the preferred stock depositary and us under the deposit agreement will be limited to performance in good faith and without gross negligence of the preferred stock depositary’s or our respective duties thereunder, and neither the preferred stock depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, the resignation or removal to take effect upon the appointment of a successor preferred stock depositary. The successor preferred stock depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least U.S.$50,000,000.

DESCRIPTION OF COMMON STOCK

Deere & Company may issue (either separately or together with other offered securities) shares of its common stock. Under our restated certificate of incorporation we are authorized to issue up to 1,200,000,000 shares of common stock. You should read the prospectus supplement or term sheet relating to an offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the material terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices and dividend information relating to Deere & Company common stock. See “Description of Outstanding Capital Stock” below.

DESCRIPTION OF COMMON WARRANTS

We may issue (either separately or together with other offered securities) warrants to purchase common stock of Deere & Company (“offered common warrants”). We will issue the common warrants under warrant agreements (each, a “common warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “common warrant agent”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement. We urge you to read the common warrant agreement because it, and not this description, defines your rights as a holder of common warrants. The form of common warrant agreement is incorporated by reference as an exhibit to this registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the common warrant agreement. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

General

You should read the prospectus supplement or term sheet for the material terms of the offered common warrants, including the following:

●	The title and aggregate number of the common warrants.

●	The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

●	The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

●	Any optional redemption terms.

●	The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

●	Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

●	The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

●	Any other terms of the common warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Certificates representing common warrants will be exchangeable for new common warrant certificates of different authorized denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Common Warrants

Each offered common warrant will entitle the holder thereof to purchase the number of shares of our common stock at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.

Offered common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Offered common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.

If fewer than all of the offered common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.

Modifications

There are three types of changes we can make to a common warrant agreement and the common warrants issued thereunder.

Changes Requiring Your Approval. First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:

●	accelerate the expiration date;

●	reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

●	otherwise materially and adversely affect the rights of the holders of the common warrants.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.

Changes Requiring a Majority Vote. Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.

Common Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.

No Rights as Stockholders

Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.

DESCRIPTION OF CURRENCY WARRANTS

We may issue (either separately or together with other offered securities) currency warrants (the “offered currency warrants”). We may issue the offered currency warrants:

●	in the form of currency put warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to purchase a designated amount of U.S. dollars for a designated amount of a specified foreign currency (a “base currency”);

●	in the form of currency call warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to sell a designated amount of U.S. dollars for a designated amount of a base currency; or

●	in another form as may be specified in the applicable prospectus supplement or term sheet.

A currency warrant will not require or entitle the owners to sell, deliver, purchase or take delivery of any base currency. The currency warrants will be issued under warrant agreements (each, a “currency warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “currency warrant agent”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the currency warrants and currency warrant agreement. We urge you to read the currency warrant agreement because it, and not this description, defines your rights as a holder of currency warrants. The form of currency warrant agreement is incorporated by reference as an exhibit to this registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the currency warrant agreement. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

General

You should read the prospectus supplement or term sheet for the material terms of the offered currency warrants, including the following:

●	The title and aggregate number of the currency warrants.

●	The material risk factors relating to the currency warrants.

●	Whether the currency warrants will be currency put warrants, currency call warrants, both puts and calls or otherwise.

●	The formula for determining the cash settlement value, if applicable, of each currency warrant.

●	The procedures and conditions relating to the exercise of the currency warrants.

●	The date on which the right to exercise the currency warrants will commence and the date (the “currency warrant expiration date”) on which this right will expire.

●	The circumstances, in addition to their automatic exercise upon the currency warrant expiration date, that will cause the currency warrants to be deemed to be automatically exercised.

●	Any minimum number, of the currency warrants that must be exercised at any one time, other than upon automatic exercise.

●	Whether the currency warrants are to be issued with any other offered securities and, if so, the amount and terms of these other securities.

●	Any other terms of the currency warrants.

The prospectus supplement or term sheet will also contain a discussion of the federal income tax considerations relevant to the offering.

If currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar, will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration. The currency warrants are expected to be “out-of-the-money” (i.e., the cash settlement value will be zero) when initially sold and will be “in-the-money” (i.e., their cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the price determined for the base currency in the prospectus supplement or term sheet (the “strike price”) or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent one U.S. dollar is worth less than the strike price.

“Cash settlement value” on an exercise date (as this term will be defined in the prospectus supplement or term sheet) is an amount that is the greater of:

●	zero, and

●	the amount computed, in the case of currency put warrants, by subtracting from a constant or, in the case of currency call warrants, by subtracting the constant from, an amount equal to the constant multiplied by a fraction, the numerator of which is the strike price and the denominator of which is the spot exchange rate of the base currency for U.S. dollars on the exercise date (the “spot rate”), as the spot rate is determined pursuant to the currency warrant agreement.

Information concerning the historical exchange rates for the base currency will be included in the prospectus supplement or term sheet.

There will be a time lag between the time that an owner of currency warrants gives instructions to exercise the currency warrants and the time that the spot rate relating to the exercise is determined, as described in the prospectus supplement or term sheet.

Currency warrants will be our unsecured contractual obligations and will rank on a parity with our other unsecured contractual obligations and with our unsecured and unsubordinated debt.

Book-Entry Procedures and Settlement

Unless otherwise provided in the prospectus supplement or term sheet, each issue of currency warrants will be issued in book-entry only form and represented by a single global currency warrant certificate, registered in the name of a depositary or its nominee. Owners will generally not be entitled to receive definitive certificates representing currency warrants. An owner’s ownership of a currency warrant will be recorded on or through the records of the bank, broker or other financial institution that maintains the owner’s account. In turn, the total number of currency warrants held by an individual bank, broker or other financial institution for its clients will be maintained on the records of the depositary. Transfer of ownership of any currency warrant will be effected only through the selling owner’s brokerage firm. Neither the currency warrant agent nor we will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests of global currency warrant certificates or for maintaining, supervising or reviewing records relating to the beneficial ownership interests.

The cash settlement value on exercise of a currency warrant will be paid by the currency warrant agent to the appropriate depositary participant. Each participant will be responsible for disbursing the payments to the beneficial owners of the currency warrants that it represents and to each bank, broker or other financial institution for which it acts as agent. Each bank, broker or other financial institution will be responsible for disbursing funds to the beneficial owners of the currency warrants that it represents.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue currency warrants in definitive form, in exchange for the global currency warrant. In addition, we may at any time determine not to have the currency warrants represented by a global currency warrant and, in that event, will issue currency warrants in definitive form, in exchange for the global currency warrant. In either instance, an owner of a beneficial interest in the global currency warrant will be entitled to have a number of currency warrants equivalent to the beneficial interest registered in its name and will be entitled to physical delivery of the currency warrants in definitive form.

Exercise of Currency Warrants

Unless otherwise provided in the prospectus supplement or term sheet, each currency warrant will entitle the owner to the cash settlement value of the currency warrant on the applicable exercise date. If not exercised prior to a specified time on the fifth business day preceding the currency warrant expiration date, currency warrants will be automatically exercised on the currency warrant expiration date.

Listing

Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a pre-condition to the sale of any currency warrants, unless otherwise provided in the prospectus supplement or term sheet. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the exchange, currency warrants not previously exercised will be automatically exercised on the date the delisting or permanent trading suspension becomes effective. The applicable currency warrant agreement will contain a covenant by us not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the applicable exchange.

Modifications

The currency warrant agent and we may modify or amend a currency warrant agreement and the terms of the currency warrants issued thereunder with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised currency warrants affected thereby, provided that no modification or amendment that decreases the strike price in the case of a currency put warrant, increases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose beneficial owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants, may be made without the consent of each beneficial owner affected thereby.

A currency warrant agreement and the terms of the currency warrants issued thereunder may also be amended by the currency warrant agent and us, without the consent of the registered holders or beneficial owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the beneficial owners.

Enforceability of Rights by Holders; Governing Law

The currency warrant agent will act solely as our agent in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder thereof. The currency warrant agent will have no duty or responsibility in case of any default by us in the performance of our obligations under the currency warrant agreement or a currency warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us. Beneficial owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants. Except as may otherwise be provided in the prospectus supplement or term sheet, each issue of currency warrants and the applicable currency warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF INDEXED WARRANTS AND OTHER WARRANTS

We may issue (either separately or together with other offered securities) shelf warrants (the “offered shelf warrants”). Subject to compliance with applicable law, the offered shelf warrants may be issued for the purchase or sale of debt securities of, or guaranteed by, the United States or units of a stock index or stock basket (collectively, “exercise items”). Shelf warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in the prospectus supplement or term sheet. The shelf warrants will be issued under warrant agreements (each, a “shelf warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “shelf warrant agent”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the shelf warrants and shelf warrant agreement. We urge you to read the shelf warrant agreement because it, and not this description, defines your rights as a holder of shelf warrants. The form of shelf warrant agreement is incorporated by reference as an exhibit to this registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the shelf warrant agreement. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

General

You should read the prospectus supplement or term sheet for the material terms of the offered shelf warrants, including the following:

●	The title and aggregate number of the shelf warrants.

●	The material risk factors relating to the shelf warrants.

●	The exercise items that the shelf warrants represent the right to buy or sell.

●	The procedures and conditions relating to the exercise of the shelf warrants.

●	The date on which the right to exercise the shelf warrants will commence and the date on which this right will expire.

●	The national securities exchange on which the shelf warrants will be listed, if any.

●	Any other material terms of the shelf warrants.

The prospectus supplement or term sheet will also set forth information concerning any other securities offered thereby and will contain a discussion of the United States federal income tax considerations relevant to the offering.

If the shelf warrants relate to the purchase or sale of debt securities of, or guaranteed by, the United States, it is currently expected that the shelf warrants will be listed on a national securities exchange. The prospectus supplement or term sheet relating to the shelf warrants will describe the amount and designation of the debt securities covered by each shelf warrant, whether the shelf warrants provide for cash settlement or delivery of the shelf warrants upon exercise and the national securities exchange, if any, on which the shelf warrants will be listed.

If the shelf warrants relate to the purchase or sale of a unit of a stock index or a stock basket, the shelf warrants will provide for payment of an amount in cash determined by reference to increases or decreases in the stock index or stock basket. It is currently expected that these shelf warrants will be listed on a national securities exchange. The prospectus supplement or term sheet relating to the shelf warrants will describe the terms of the shelf warrants, the stock index or stock basket covered by the shelf warrants and the market to which the stock index or stock basket relates and the national securities exchange, if any, on which the shelf warrants will be listed.

Shelf warrant certificates:

●	may be exchanged for new shelf warrant certificates of different authorized denominations;

●	if in registered form, may be presented for registration of transfer; and

●	may be exercised at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement or term sheet.

Shelf warrants may be issued in the form of a single global shelf warrant certificate registered in the name of the nominee of the depositary of the shelf warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates selected by us, for an interest in a global shelf warrant certificate, as set forth in the applicable prospectus supplement or term sheet. Prior to the exercise of their shelf warrants, holders thereof will not have any rights under the warrants:

●	to purchase or sell any debt securities of, or guaranteed by, the United States or to receive any settlement value therefor; or

●	to receive any settlement value in respect to any unit of a stock index or stock basket.

Exercise of Shelf Warrants

Each offered shelf warrant will entitle the holder to purchase or sell such amount of debt securities of, or guaranteed by, the United States at the exercise price, or receive the settlement value in respect of a stock index or stock basket, as shall in each case be set forth in, or calculable from, the prospectus supplement or term sheet relating to the shelf warrants or as otherwise set forth in the prospectus supplement or term sheet. Shelf warrants may be exercised at any time on the dates set forth in the prospectus supplement or term sheet relating to the shelf warrants or as may be otherwise set forth in the prospectus supplement or term sheet. Unless otherwise provided in the applicable prospectus supplement or term sheet, after the close of business on the applicable expiration date (as that date may be extended by us), unexercised shelf warrants will be void.

Unless otherwise provided in the prospectus supplement or term sheet, offered shelf warrants may be exercised by delivery of a properly completed shelf warrant certificate to the shelf warrant agent and, if required and if the shelf warrant does not provide for cash settlement, payment of the amount required to purchase the exercise items purchasable upon exercise. Shelf warrants will be deemed to have been exercised upon receipt of the shelf warrant certificate and any payment, if applicable, at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement or term sheet and we will, as soon as practicable thereafter, buy or sell the debt securities of, or guaranteed by, the United States or pay the settlement value therefor. If fewer than all of the shelf warrants represented by the shelf warrant certificate are exercised, a new shelf warrant certificate will be issued for the remaining shelf warrants. The holder of an offered shelf warrant will be required to pay any tax or other governmental charge that may be imposed.

Modifications

The shelf warrant agent and we may modify or amend a shelf warrant agreement and the terms of the shelf warrants issued thereunder with the consent of the owners of not less than a majority in number of the then outstanding unexercised shelf warrants affected thereby, provided that no modification or amendment that decreases the exercise price in the case of put warrants, increases the exercise price in the case of call warrants, shortens the period of time during which the shelf warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the shelf warrants or reduces the number of outstanding shelf warrants the consent of whose owners is required for modification or amendment of the shelf warrant agreement or the terms of the shelf warrants, may be made without the consent of each owner affected thereby.

A shelf warrant agreement and the terms of the shelf warrants issued thereunder may also be amended by the shelf warrant agent and us, without the consent of the holders or the owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, for the purpose of appointing a successor depositary, for the purpose of issuing shelf warrants in definitive form, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the owners.

Risk Factors Relating to the Shelf Warrants

The shelf warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable exercise item, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the shelf warrants and will be more fully described in the prospectus supplement or term sheet.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK

Deere & Company’s authorized capital stock consists of (i) 1,200,000,000 shares of common stock, U.S.$1.00 par value per share, and (ii) 9,000,000 shares of preferred stock, U.S.$1.00 par value per share. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

On April 30, 2023, we had outstanding:

●	293,192,141 shares of common stock, and

●	employee stock options to purchase an aggregate of 1,938,035 shares of common stock (of which options to purchase an aggregate of 1,575,101 shares of common stock were currently exercisable).

No preferred stock had been issued as of the date of this prospectus.

Because this section is a summary, it does not describe every aspect of our capital stock. We urge you to read our restated certificate of incorporation and bylaws. We have filed our certificate of incorporation and bylaws with the SEC. See “Where You Can Find More Information” for more information on how to obtain copies of these documents.

Common Stock

Subject to the rights of the holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor. See also “Description of Preferred Stock—Dividends.” Certain of our credit agreements contain provisions limiting the equipment operations debt to consolidated capital ratio. “Equipment operations” are our worldwide agriculture and turf operations and construction and forestry operations. Under these provisions, our excess equipment operations debt capacity at April 30, 2023 was approximately U.S.$37.3 billion.

Each holder of common stock is entitled to one vote for each share held on all matters voted upon by our stockholders, including the election of directors. The common stock does not have cumulative voting rights. Election of directors is decided by the holders of a majority of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors. See “Description of Preferred Stock—Voting Rights” for a discussion of the voting rights of any preferred stock that might be issued in the future.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, after the payment or provision for payment of our debts and other liabilities and the preferential amounts to which holders of our preferred stock are entitled (if any shares of preferred stock are then outstanding), the holders of our common stock are entitled to share ratably in our remaining assets.

The outstanding shares of our common stock are, and any shares of common stock offered under this prospectus and a prospectus supplement or term sheet, upon issuance and payment therefor, will be, fully paid and non-assessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable to it.

Our common stock is listed on the New York Stock Exchange (symbol “DE”). The transfer agent and registrar is Broadridge Corporate Issuer Solutions, Inc.

Board of Directors. All members of the Board are elected annually.

Delaware General Corporation Law Section 203. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (“Delaware Section 203”), the “business combination” statute. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares described in Delaware Section 203); or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the “interested stockholder.”

“Business combination” is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to a stockholder. An “interested stockholder” is defined generally as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation’s voting stock. Our certificate of incorporation does not exclude us from the restrictions imposed under Delaware Section 203 and Delaware Section 203 could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement or term sheet relating to such stock purchase contracts and/or stock purchase units. In this section, the terms “we,” “our,” “ourselves” and “us” mean Deere & Company alone.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

PLAN OF DISTRIBUTION

We may sell the offered securities:

●	through agents;

●	to or through underwriters; or

●	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

Canada Selling Restrictions

The debt securities and the guaranteed debt securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters and agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654 and for Deere Funding Canada Corporation by Borden Ladner Gervais LLP, Bay Adelaide Center, East Tower, 22 Adelaide Street West. Toronto, Ontario, Canada M5H 4E3. Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, will act as counsel to any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of Deere & Company incorporated by reference in this Prospectus, and the effectiveness of Deere & Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$

Deere Funding Canada Corporation

$                     % Notes due

Fully and Unconditionally Guaranteed by

Deere & Company

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC	MUFG	RBC Capital Markets	TD Securities

October           , 2025